AGREEMENT OF PURCHASE AND SALE

THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made and entered into as of this        day of September, 2007 (the “Contract Date”) by and between FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware limited liability company (“Purchaser”).

1. SALE.

Seller agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, for the purchase price set forth below and on the terms and conditions set forth in this Agreement, all of the following:

(a) those certain tracts or parcels of land which are described on Exhibit A attached hereto and made a part hereof, together with all rights, easements and interests thereon or appurtenant thereto including, but not limited to, any streets or other public ways adjacent to said tract or parcel and any water or mineral rights owned by, or leased to, Seller, (collectively, the “Land”);

(b) all of the buildings, structures, fixtures and other improvements located on the Land, including, but not limited to, the buildings commonly known by the street addresses: 2200 University Ave. West, St. Paul; 5900 Golden Hills Drive, Golden Valley; 6100-6190 Golden Hills Drive, Golden Valley; 6105 Golden Hills Drive, Golden Valley; 10900 Hampshire Ave. S., Bloomington; 800 South Fifth Street, Hopkins; 7600-7688 Executive Drive, Eden Prairie; and 10025 Valley View Road, Eden Prairie, Minnesota (each such address being a “Building”, and all other on-site structures, systems, and utilities associated with the buildings (all such improvements being referred to herein as the “Improvements”), but excluding improvements, if any, owned by any tenant(s) located therein;

(c) Seller’s right, title and interest in all leases and other agreements to occupy all or any portion of any or all of the Land and the Improvements that are in effect on the Contract Date or into which Seller enters prior to Closing (as hereinafter defined) pursuant to the terms of this Agreement (collectively, the “Leases”);

(d) all of Seller’s right, title and interest in and to all tangible personal property upon the Land or within the Improvements, including, without limitation, heating, ventilation and air conditioning systems, equipment, fixtures, appliances, furniture, artwork, tools and supplies, owned by Seller and used by Seller in connection with the ownership and operation of the Land and the Improvements (collectively, the “Personal Property”), but excluding any and all items of tangible personal property owned by the tenants;

(e) all of Seller’s right, title and interest in and to all assignable contracts and agreements to which Seller is party (other than Leases) relating to the upkeep, repair, maintenance, leasing or operation of any or all of the Land, Improvements and the Personal Property, and all comparable contracts, agreements or arrangements into which Seller enters prior to Closing pursuant to this Agreement (collectively, the “Contracts”), except that Purchaser shall not assume and accept at Closing those Contracts which constitute Rejected Contracts (as hereinafter defined); and

(f) to the extent transferable, all of Seller’s right, title and interest (if any) in and to all intangible assets of any nature relating to any or all of the Land, the Improvements and the Personal Property, including, but not limited to, (i) all guaranties and warranties issued with respect to the Personal Property or the Improvements; (ii) all plans and specifications, drawings and prints describing the Improvements; (iii) trademarks or trade names associated with the Improvements; and (iv) all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps, development rights and entitlements now or hereafter issued, approved or granted by any governmental authority in connection with the Land or the Improvements (collectively, the “Intangibles”).

The Land, the Improvements, the Personal Property, the Contracts, the Leases and the Intangibles are hereinafter referred to collectively as the “Property.”

2. PURCHASE PRICE.

The total purchase price to be paid to Seller by Purchaser for the Property shall be EIGHTY-SEVEN MILLION AND NO/100 DOLLARS ($87,000,000.00) (the “Purchase Price”), plus or minus prorations as hereinafter provided and subject to adjustment as provided in Section 3 below.

3. CLOSING.

The purchase and sale contemplated herein shall be consummated at a closing (“Closing”) to take place by mail or at the offices of the Title Company (defined below). The Closing shall occur on September 27, 2007, or as otherwise agreed by the parties (the “Closing Date”).

4. DEPOSIT.

Not later than three (3) business days after the execution and delivery of this Agreement by Purchaser and Seller, Purchaser shall deposit, as its earnest money deposit, the sum of $4,300,000.00 (the “Earnest Money”) in an escrow with the Title Company (the “Escrow”) pursuant to escrow instructions in the form attached hereto as Exhibit B. The Earnest Money and all interest earned thereon are herein collectively referred to as the “Deposit.” Except as otherwise expressly set forth herein, the Deposit shall be applied against the Purchase Price at Closing.

5. SELLER’S DELIVERIES.

Prior to the execution of this Agreement, Seller, to Seller’s knowledge, has delivered to Purchaser, all of the documents and agreements described on Exhibit C attached hereto and made a part hereof that are in Seller’s possession or reasonable control (the “Documents”), except for the Documents described in item (c) on Exhibit C which have been delivered to Purchaser only to the extent such Documents are in Seller’s actual possession. The Documents that are furnished to Purchaser pursuant to this Section 5 are being furnished to Purchaser for information purposes only and without any representation or warranty by Seller with respect thereto, express or implied, except as may otherwise be expressly set forth in this Section 5 or Section 8.1 below, in either case as limited by Sections 8.2 and 8.3 below. Seller hereby represents and warrants to Purchaser that, to Seller’s knowledge, Seller has not failed to deliver true and complete copies of any Documents in Seller’s possession or reasonable control (except for the Documents described in item (c) on Exhibit C which have been delivered to Purchaser only to the extent such Documents are in Seller’s actual possession).

6. INSPECTION PERIOD.

6.1. Basic Project Inspection. At all times prior to Closing, including times following the “Inspection Period” (which Inspection Period is defined to be the period commencing with the Contract Date and continuing through and including 3:00 p.m. (Chicago time) on September 24, 2007), Purchaser and Purchaser’s employees, third party consultants, lenders, engineers, accountants and attorneys (collectively, the “Purchaser’s Representatives”) shall be entitled to conduct a “Basic Project Inspection” of the Property, which will include the rights to: (i) enter upon the Land and Improvements, at reasonable times, to perform inspections and tests of the Land and the Improvements, (ii) make investigations with regard to the environmental condition of the Land and the Improvements and the compliance by the Land and the Improvements with all applicable laws, ordinances, rules and regulations, (iii) review the Leases affecting the Property, and (iv) interview any tenant at the Improvements with respect to its current and prospective occupancy of the Improvements as long as a representative of Seller is notified in advance of such interview. Purchaser shall provide not less than one (1) business day’s prior notice to Seller before conducting any investigations, study, interview or test to or at the Land and the Improvements. If Purchaser determines that the results of any inspection, test, examination or review do not meet Purchaser’s criteria, in its sole discretion, for the purchase, financing or operation of the Property in the manner contemplated by Purchaser, or for any other reason then Purchaser may terminate this Agreement by written notice to Seller (the “Termination Notice”), delivered not later than 5:00 p.m. (Chicago time) on the last day of the Inspection Period (as the same may be extended as provided above) (the “Approval Date”), whereupon the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations hereunder, except for those liabilities and obligations that expressly survive a termination of this Agreement. If Purchaser fails to timely deliver a Termination Notice to Seller on or prior to 5:00 p.m. Chicago time on the Approval Date, Purchaser shall be automatically deemed to have forever waived its right to terminate this Agreement pursuant to this Section 6.1, and the Property shall be deemed acceptable to Purchaser.

6.2. Purchaser’s Undertaking. Purchaser hereby covenants and agrees that it shall cause all studies, investigations and inspections performed at the Land or the Improvements to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of the tenant(s) at the Improvements. Purchaser shall not conduct (or cause to be conducted) any physically intrusive investigation, examination or study of the Land or the Improvements (any such investigation, examination or study, an “Intrusive Investigation”) as part of its Basic Project Inspection or otherwise without obtaining the prior written consent of Seller. In the event Purchaser desires to conduct (or cause to be conducted) any Intrusive Investigation of the Land or the Improvements, such as sampling of soils, other media, building materials, or the other comparable investigation (but excluding air quality sampling), Purchaser will provide a written scope of work to Seller describing exactly what procedures Purchaser desires to perform. Seller shall not unreasonably withhold, condition or delay its consent to any Intrusive Investigation of the Land or the Improvements proposed by Purchaser. Purchaser and Purchaser’s Representatives shall, in performing its Basic Project Inspection, comply with the procedures set forth in this Section 6.2 and any and all applicable laws, ordinances, rules, and regulations. Neither Purchaser nor Purchaser’s Representatives shall report the results of the Basic Project Inspection to any governmental or quasi-governmental authority under any circumstances without obtaining Seller’s express written consent, which consent may be withheld in Seller’s sole discretion, except as may be required by law or court order. Purchaser shall provide Seller with copies of any and all final, third party reports prepared on behalf of Purchaser as part of the Basic Project Inspection promptly after Purchaser’s receipt of such reports. Purchaser or Purchaser’s Representatives conducting inspection activities on site at the Property shall: (a) maintain commercial general liability (occurrence) insurance in an amount of not less than $2,000,000 covering any accident arising in connection with the presence of Purchaser and Purchaser’s Representatives at the Land and the Improvements and the performance of any investigations, examinations or studies thereon, and shall deliver a certificate of insurance (in form and substance reasonably satisfactory to Seller), naming Seller as an additional insured thereunder, verifying the existence of such coverage to Seller prior to entry upon the Land or the Improvements; and (b) promptly pay when due any third party costs associated with its Basic Project Inspection. Purchaser shall, at Purchaser’s sole cost, repair any damage to the Land or the Improvements resulting from the Basic Project Inspection, and, to the extent Purchaser or Purchaser’s Representatives alter, modify, disturb or change the condition of the Land or the Improvements as part of the Basic Project Inspection or otherwise, Purchaser shall, at Purchaser’s sole cost, restore the Land and the Improvements to the condition in which the same were found before such alteration, modification, disturbance or change. Purchaser hereby indemnifies, protects, defends and holds Seller, Seller’s affiliates, their respective partners, shareholders, officers and directors, and all of their respective successors and assigns (collectively, the “Seller Indemnified Parties”) harmless from and against any and all losses, damages, claims, causes of action, judgments, costs and expenses (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) that Seller or any Seller Indemnified Party suffers or incurs as a result of, or in connection with Purchaser’s Basic Project Inspection or Purchaser’s or Purchaser’s Representatives entry upon the Land or the Improvements hereunder (provided that Purchaser shall have no liability for merely discovering pre-existing conditions). Purchaser’s undertakings pursuant to this Section 6.2 shall survive a termination of this Agreement or the Closing for a period of two (2) years and shall not be merged into any instrument of conveyance delivered at Closing.

6.3. Confidentiality. Purchaser agrees to maintain in confidence the information and terms contained in the Evaluation Materials (defined below) and this Agreement (collectively, the “Transaction Information”). Purchaser shall not, under any circumstances, disclose all or any portion of the Transaction Information to any person or entity and shall maintain the Transaction Information in the strictest confidence; provided, however, that Purchaser may disclose the Transaction Information: (a) to Purchaser’s Representatives to the extent that Purchaser’s Representatives reasonably need to know such Transaction Information in order to assist, and perform services on behalf of, Purchaser or to otherwise evaluate the Property; (b) to the extent required by any applicable statute, law, regulation or governmental authority; and (c) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Purchaser shall advise Purchaser’s Representatives of the provisions of this Section 6.3 and cause such parties to maintain the Transaction Information as confidential information and otherwise comply with the terms of this Section 6.3. For purposes of this Agreement, the term “Evaluation Materials” shall mean the Documents and any other materials or information delivered or made available by Seller or its agents to Purchaser or Purchaser’s Representatives together with (i) all analyses, compilations, studies or other documents prepared by (or on behalf of) Purchaser, which contain or otherwise reflect such information or materials and (ii) the results of any studies, analysis or investigation of the Property undertaken by or on behalf of Purchaser. Purchaser agrees that the Evaluation Materials shall be used solely for purposes of evaluating the acquisition, financing and potential ownership and operation of the Property. Notwithstanding anything contained herein to the contrary, it is understood and agreed that money damages would not be a sufficient remedy for any breach of this Section 6.3 by Purchaser or Purchaser’s Representatives and that Seller shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach of this Section 6.3 by Purchaser or Purchaser’s Representatives. Purchaser further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Section 6.3 but shall be in addition to all other remedies available at law or in equity to Seller. In the event this Agreement is terminated for any reason whatsoever, Purchaser shall promptly (and in any event within three (3) business days after the effective date of termination) return to Seller the Documents and any and all copies of the Documents and destroy any and all other Evaluation Materials. The undertakings of Purchaser pursuant to this Section 6.3 shall survive the termination of this Agreement. Notwithstanding the foregoing, Purchaser (its affiliates or any entity advised by Purchaser’s affiliates) shall be permitted to disclose this transaction and/or the terms of this transaction and any such information relating to the Property (excluding such Evaluation Materials relating to the environmental condition of the Property) in any document as may be necessary to comply with any applicable federal or state securities laws, rules, or regulations or to comply with the requirements of the Securities and Exchange Commission.

6.4. Rejection of Contracts. Seller, at Seller’s sole cost and expense, shall terminate at Closing all of the Contracts, including the Brokerage Agreements (as hereinafter defined) (the “Rejected Contracts”).

7. TITLE AND SURVEY MATTERS.

7.1. Conveyance of Title. At Closing, Seller agrees to deliver to Purchaser deeds in the form attached hereto as Exhibit K (the “Deeds”), in recordable form, conveying the Land and the Improvements to Purchaser, free and clear of all liens, claims and encumbrances except for the following items (the “Permitted Exceptions”): (1) taxes not yet due and payable; (2) those matters that may be approved (or deemed approved) by Purchaser pursuant to Section 7.4 or Section 10.1; (3) the rights of tenants, as tenants only (without any rights or options to purchase), pursuant to the Leases; (4) matters arising out of any act of Purchaser or Purchaser’s Representatives; and (5) local, state and federal laws, ordinances, rules and regulations, including, but not limited to, zoning ordinances (those liens, claims, encumbrances and matters referred to in items (1) and (3) - (5) above, the “Existing Permitted Exceptions”).

7.2. Title Commitment. Promptly after the receipt of the same (and in any events within ten (10) business days after the Contract Date), Purchaser shall deliver to Seller a commitment (the “Title Commitment”) issued by First American Title Insurance Company (the “Title Company”), for an owner’s ALTA title insurance policy with respect to the Land (the “Title Policy”), in the full amount of the Purchase Price, together with copies of all recorded documents evidencing title exceptions raised in “Schedule B, Section II” of such Title Commitment. It shall be a condition precedent to Purchaser’s obligation to proceed to Closing that, at Closing, the Title Company shall issue the Title Policy (or a “marked” Title Commitment pursuant to which the Title Company is irrevocably bound to issue the Title Policy) insuring, in the full amount of the Purchase Price, Purchaser as the fee simple owner of the Land and the Improvements, subject only to the Permitted Exceptions. If the foregoing condition precedent fails for any reason other than the actions or omissions of Purchaser, Purchaser may elect to either (i) proceed to Closing and waive the failure of such condition or (ii) terminate this Agreement by delivery of written notice to Seller on or prior to Closing, in which event (i) the Deposit shall be returned to Purchaser, and (ii) neither party shall have any further liabilities or obligations hereunder except for those liabilities and obligations that expressly survive a termination of this Agreement.

7.3. Survey. Seller has delivered or made available to Purchaser a copy of the existing surveys of the Land and the Improvements (the “Surveys”) together with the Documents. The costs associated with any updates of the Surveys, including, but not limited to recertification thereof, or any new surveys (any such new or updated surveys, collectively, the “Updated Survey”) shall be the sole responsibility of Purchaser.

7.4. Defects and Cure.

7.4.1. Purchaser’s Defect Notices. Purchaser shall accept title to the Land and the Improvements subject to all of the Existing Permitted Exceptions. If the Surveys, the Updated Survey or the Title Commitment discloses exceptions to title other than the Existing Permitted Exceptions (such exceptions to title being referred to as the “Disclosed Exceptions”), then Purchaser shall have until 5:00 p.m. (Chicago time) on the Approval Date, within which to notify Seller of any such Disclosed Exceptions to which Purchaser objects (any such notice, a “Defect Notice”). Any exceptions to title (other than the Existing Permitted Exceptions and the Disclosed Exceptions) that arise between the effective date of the Title Commitment or the Updated Survey, as the case may be, and the Closing are referred to herein as “New Defects.” Purchaser shall have five (5) business days after its receipt of written notice or updated title evidence reflecting any New Defects within which to notify Seller in writing of any such New Defects to which Purchaser objects.

7.4.2. Seller’s Response Notices. Seller shall be obligated to cure and remove (or procure title insurance over) on or before Closing all of the following classes of New Defects and Disclosed Exceptions (“Mandatory Cure Items”), if any: (i) the liens of any mortgage, trust deed or deed of trust or other financing document evidencing or providing security for any indebtedness owed by Seller; (ii) tax liens for delinquent ad valorem real estate taxes or assessments; (iii) mechanics liens pursuant to a written agreement either between (x) the claimant (the “Contract Claimant”) and Seller or its employees, officers or managing agents (the “Seller Parties”) or (y) the Contract Claimant and any other contractor, materialman or supplier with which Seller or the Seller Parties have a written agreement; and (iv) broker’s liens pursuant to a written agreement between the broker and Seller or any Seller Parties. In addition to the Mandatory Cure Items, Seller may elect, in its sole discretion, to cure and remove any Disclosed Exception or New Defect identified by Purchaser in a Defect Notice by delivering written notice to Purchaser (a “Seller’s Response Notice”) indicating that Seller has elected to cure and remove any such matters (any such matters that Seller elects to cure and remove, “Seller Cure Items”) not later than the sooner to occur of (i) five (5) business days after Seller’s receipt of the applicable Defect Notice; or (ii) Closing. Seller shall have until Closing to cure and remove (or procure title insurance, in form and substance satisfactory to Purchaser, over) any Seller Cure Items, and, Seller may delay Closing by up to ten (10) business days in order to cure and remove (or procure such title insurance over) any such Seller Cure Items. If Seller fails to provide a Seller’s Response Notice, Seller shall be deemed to have delivered a Seller’s Response Notice electing not to cure and remove any New Defects or Disclosed Exceptions identified by Purchaser in the applicable Defect Notice. If Seller elects (or is deemed to elect) not to cure and remove any Disclosed Exceptions or New Defects, Purchaser may elect, in its sole discretion and as its sole remedy hereunder, at law or in equity, by delivery of written notice to Seller not later than the first to occur of (i) the date that is five (5) business days after Purchaser’s receipt (or deemed receipt) of a Seller’s Response Notice; or (ii) Closing, to either (a) proceed to Closing and accept title to the Land and the Improvements, subject to those Disclosed Exceptions or New Defects, as the case may be, that Seller has refused (or is deemed to have refused) to cure or remove, without deduction or offset against the Purchase Price or (b) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and neither party shall have any further liabilities or obligations pursuant to this Agreement except those liabilities or obligations that expressly survive termination of this Agreement. If Purchaser fails to timely notify Seller of its election pursuant to the preceding sentence, Purchaser shall be deemed to have elected alternative (a).

7.4.3. Title Cure Provisions. If, on or prior to Closing, Seller fails to cure and remove (or procure title insurance, in form and substance satisfactory to Purchaser, over) each Disclosed Exception or New Defect (other than Mandatory Cure Items), as the case may be, that Seller agreed to cure (pursuant to a Seller’s Response Notice), Purchaser may, at its option and as its sole remedy hereunder, at law or in equity, either (i) terminate this Agreement by written notice to Seller on or prior to Closing, in which event the Deposit shall be returned to Purchaser and this Agreement, without further action of the parties, shall become null and void and neither party shall have any further liabilities or obligations under this Agreement except for those liabilities or obligations which expressly survive termination of this Agreement; or (ii) elect to consummate the Closing and accept title to the Land and Improvements subject to all those Disclosed Exceptions or New Defects that Seller has failed to cure or remove (in which event, all such exceptions to title shall be deemed Permitted Exceptions), without deduction or offset against the Purchase Price. If Purchaser fails to make either such election, Purchaser shall be deemed to have elected option (ii). If Seller fails to cure and remove (whether by endorsement or otherwise) any Mandatory Cure Items on or prior to Closing, Purchaser may, at its option and by delivery of written notice to Seller on or prior to Closing, either (A) terminate this Agreement, in which event the Deposit shall be returned to Purchaser and this Agreement, without further action of the parties, shall become null and void and neither party shall have any further liabilities or obligations under this Agreement except for those liabilities and obligations which expressly survive a termination of this Agreement, or (B) proceed to close with title to the Land and Improvements as it then is with the right to deduct from the Purchase Price the liquidated amount reasonably necessary to cure and remove (by endorsement or otherwise), as reasonably determined by Purchaser, those Mandatory Cure Items that Seller fails to cure and remove.

8. SELLER’S REPRESENTATIONS.

8.1. Seller’s Representations. Seller represents and warrants to Purchaser that the following matters are true as of the Contract Date, in all respects, except as set forth on Exhibit D attached hereto and made a part hereof.

8.1.1. Litigation. Except as may otherwise be provided in the Documents delivered to Purchaser pursuant hereto, there is no pending or, to Seller’s knowledge, threatened litigation or governmental proceedings against Seller or the Property.

8.1.2. United States Person. Seller is a “United States Person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and shall execute and deliver an “Entity Transferor” certification at Closing.

8.1.3. Condemnation. Except as may otherwise be provided in the Documents delivered to Purchaser pursuant hereto, there is no pending or to Seller’s knowledge, contemplated condemnation or other governmental taking proceedings affecting all or any part of the Land and the Improvements.

8.1.4. Environmental Matters. Except as may otherwise be provided in the Documents delivered to Purchaser pursuant hereto, Seller has not received any written notification from any governmental authority or, to Seller’s knowledge, any other third party that (x) all or some portion of the Land and the Improvements violates any Environmental Laws (as hereinafter defined); or (y) any Hazardous Substances (as hereinafter defined) have been stored or generated at, released or discharged from or are present upon the Land and the Improvements, except in the ordinary course of business and in compliance with all Environmental Laws. As used herein, “Hazardous Substances” means all hazardous or toxic materials, substances, pollutants, contaminants, or wastes currently identified as a hazardous substance or waste in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (commonly known as “CERCLA”), as amended, the Superfund Amendments and Reauthorization Act (commonly known as “SARA”), the Resource Conservation and Recovery Act (commonly known as “RCRA”), or any other federal, state or local legislation or ordinances applicable to the Land or the Improvements. As used herein, the term “Environmental Laws” shall mean all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any governmental authority and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Land or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Land or the Improvements, or any portion thereof, or any owner of the Land, and as same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Solid Waste Disposal Act (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), SARA, comparable state and local laws, and any and all rules and regulations which have become effective prior to the date of this Agreement under any and all of the aforementioned laws.

8.1.5. Due Authorization; Conflict. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to do business in and is in good standing under the laws of the State of Minnesota. Seller has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Seller pursuant hereto on behalf of Seller are and shall be duly authorized to sign the same on Seller’s behalf and to bind Seller thereto. The execution and delivery of, and consummation of the transactions contemplated by, this Agreement are not prohibited by, and will not conflict with, constitute grounds for termination of, or result in the breach of, any of the agreements or instruments to which Seller is now party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official.

8.1.6. Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made by Seller pursuant hereto have been, or on the Closing Date will have been, executed by or on behalf of Seller, and when so executed, are and shall be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

8.1.7. Leases. Copies of all Leases in effect as of the Contract Date (the “Existing Leases”), and all amendments thereto and guaranties thereof, if any, have been furnished by Seller to Purchaser and the copies so provided are true and complete. The Existing Leases have not been amended, modified or terminated (except for any amendments delivered to Purchaser pursuant to the preceding sentence). To Seller’s knowledge, as of the date of this Agreement, (a) other than the Existing Leases, there are no Leases affecting the Property under which the owner of the Property is landlord and (b) other than as set forth in the Leases and/or the Brokerage Agreements (hereinafter defined), there are no agreements pursuant to which leasing commissions and tenant improvement allowances or concessions are currently outstanding and currently payable by the landlord under such Leases. To Seller’s knowledge, (i) the Existing Leases are presently in full force and effect without any default thereunder by the applicable tenant; (ii) no tenant has prepaid rent by more than 30 days in advance; (iii) all tenant improvements that Seller, as landlord, is obligated to complete, prior to the date hereof and pursuant to any Existing Lease, have been completed and accepted by the applicable tenant; (iv) no tenant improvement allowances, free rent or other tenant inducements remain outstanding and unpaid; and (v) no tenant has notified Seller, as landlord, in writing, of any default by Seller pursuant to an Existing Lease that remains uncured.

8.1.8. Contracts. Seller is not party to any service contracts, management contracts or other comparable agreements that are binding upon the Land and the Improvements other than the Contracts.

8.1.9. Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, suffered the attachment or other judicial seizure of substantially all of its assets, admitted its inability to pay its debts as they come due, or made an offer of settlement, extension or composition to its creditors generally.

8.1.10. No Brokers. Seller has delivered or made available as Documents true and complete copies of any and all listing agreements, brokerage agreements or other comparable agreements (collectively, “Brokerage Agreements”) into which Seller has entered in connection with the Property, and pursuant to which a leasing commission or finder’s fee may be payable subsequent to Closing, all of which Brokerage Agreements are listed on Exhibit J attached hereto.

8.1.11. Employees. Seller has no employees at the Property.

8.1.12. ERISA. Seller is not a “governmental plan” within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended, and the execution of this Agreement and the sale of the Property by Seller is not, as a result of the structure and ownership of Seller, subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

8.1.13. Options. Except for this Agreement, Seller has not entered into any recorded or unrecorded contracts or agreements granting to any person any option to purchase all or any part of the Property which contracts or agreements could prevent the consummation of the transactions contemplated herein or the terms of which would be violated by Seller’s execution of this Agreement.

8.1.14. Net Worth. Seller has a tangible net worth in excess of $50,000,000.00.

8.1.15. Executive Order.

8.1.15.1. Seller hereby represents and warrants that Seller is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect therefor (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

8.1.15.2. Seller hereby represents and warrants that, to Seller’s knowledge, Seller: (i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders; and (ii) is not a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

8.1.16. Minnesota Statutory Warranties.

8.1.16.1. To Seller’s actual knowledge, there is no “well” (as defined in Minnesota Statutes § 103I.005, Subd. 21) located about the Land.

8.1.16.2. To Seller’s actual knowledge, there is no “individual sewage treatment system” (as defined in Minnesota Statutes § 115.55, Subd. 1(g)) located about the Land.

8.1.16.3. To Seller’s actual knowledge, there are no underground or aboveground storage tanks on the Land nor has the Land contained any such tank that had any release.

8.1.16.4. To Seller’s actual knowledge, there has been no methamphetamine production on or about any portion of the Property. This disclosure is made pursuant to Minnesota Statutes § 152.0275, Subd. 2.

8.2. Seller’s Knowledge. All references in this Agreement to “Seller’s knowledge,” “Seller’s actual knowledge” or words of similar import shall refer only to the actual (as opposed to deemed, imputed or constructive) knowledge of Joe David, the Investment Officer of Seller responsible for the disposition of the Property, Chris Willson, the Senior Regional Director of Seller responsible for the Property, Darlene Personius, a Senior Property Manager of Seller, and Jeffrey Tuchtenhagen, Facilities Maintenance Manager for the Property, without inquiry and, notwithstanding any fact or circumstance to the contrary, shall not be construed to refer to the knowledge of any other person or entity.

8.3. Limitations. The representations and warranties of Seller to Purchaser contained in Section 8.1 hereof, as modified by the Approval Date Certificate (as hereinafter defined) and the Closing Date Certificate (as hereinafter defined) (the “Seller Representations”), shall survive the Closing Date and the delivery of the Deed for a period of nine (9) months. No claim for a breach of any Seller Representation, or the failure or default of a covenant or agreement of Seller that survives Closing, excluding Seller’s covenants contained in Sections 14, 19 and 22, shall be actionable or payable unless (a) the breach in question results from, or is based on, a condition, state of facts or other matter which was not disclosed to, or known by, Purchaser prior to Closing, (b) the valid claims for all such breaches collectively aggregate more than $50,000.00, in which event the full amount of such claims shall be actionable, and (c) written notice containing a description of the specific nature of such breach shall have been delivered by Purchaser to Seller prior to the expiration of said nine (9) month survival period, and an action with respect to such breach(es) shall have been commenced by Purchaser against Seller within one (1) year after Closing. Notwithstanding anything contained herein to the contrary, the maximum amount that Purchaser shall be entitled to collect from Seller in connection with all suits, litigation or administrative proceedings resulting from all breaches by Seller of any Seller Representations or any covenants of Seller, excluding Seller’s covenants contained in Sections 14, 19 and 22, shall in no event exceed $2,000,000.00 in the aggregate. Notwithstanding anything to the contrary contained herein, if Purchaser is notified in any Document (actually delivered to Purchaser prior to the Closing), or in writing by Seller, or otherwise becomes aware prior to Closing, that any Seller Representation made by Seller is not true or correct as of the Contract Date, or that such Seller Representation is not true or correct on or before the Closing, or is notified in any Document (actually delivered to Purchaser prior to the Closing), or in writing by Seller, or otherwise becomes aware prior to Closing, that Seller has failed to perform any covenant and agreement herein contained and Purchaser shall nevertheless acquire the Property notwithstanding such fact, Purchaser shall not be entitled to commence any action after Closing to recover damages from Seller due to such Seller Representation(s) failing to be true or correct (and Purchaser shall not be entitled to rely on such Seller Representation), or such covenant(s) and agreement(s) having failed to be performed by Seller. Notwithstanding the foregoing, the Seller Representations contained in Section 8.1.16 shall in no event survive Closing and no claim for a breach of any such Seller Representations shall be actionable or payable from and after Closing.

8.4. Representation Condition. It shall be a condition precedent to Purchaser’s obligation to proceed to Closing that all of the Seller Representations that were true and correct, in all material respects, as of the Approval Date remain true and correct in all material respects as of the Closing Date (the “Representation Condition”). For purposes of determining those Seller Representations that remain true and correct, in all material respects, as of the Approval Date, Seller shall deliver to Purchaser, prior to the Approval Date, a certificate (the “Approval Date Certificate”) certifying that all of the Seller Representations made as of the Contract Date remain true and correct as of the Approval Date, in all material respects, except for changes and qualifications specified by Seller in such Approval Date Certificate such that the Approval Date Certificate is not untrue in any material respect. If Seller fails to provide an Approval Date Certificate, Seller shall be deemed to have certified (subject to the limitations hereinafter set forth) that all of the Seller Representations hereunder remain true and correct, in all material respects, as of the Approval Date. The representations, warranties and certifications contained in such Approval Date Certificate, whether provided or deemed provided, shall be made by Seller to the standard of knowledge, if any, contained herein for the applicable representations, warranties or certifications and subject to all of the terms, conditions and limitations contained in Sections 8.2 and 8.3 of this Agreement. Notwithstanding anything contained herein to the contrary, if the Approval Date Certificate indicates that any Seller Representations are not true and correct, in all material respects, as of the Approval Date (or were not true and correct, in all material respects, as of the Contract Date), or if Purchaser otherwise determines or becomes aware, prior to the Approval Date, that any Seller Representations are untrue or inaccurate, in all material respects, Purchaser may, in its sole discretion and as its sole and exclusive remedy hereunder, at law or in equity, elect either to (aa) terminate this Agreement by delivery of written notice to Seller not later than 5:00 p.m. Chicago time on the Approval Date, whereupon the Deposit shall be promptly returned to Purchaser and neither party shall have any further liability hereunder, except for those liabilities that expressly survive a termination of this Agreement; or (bb) proceed to Closing and accept the untruth or inaccuracy of the applicable Seller Representations with no further right to terminate the Agreement (or pursue any other right or remedy) on the basis of the untruth or inaccuracy thereof.

9. PURCHASER’S COVENANTS AND REPRESENTATIONS.

Effective as of the execution of this Agreement, Purchaser hereby covenants with Seller, and represents and warrants to Seller, as follows:

9.1. 1031 Exchange. Purchaser recognizes and understands that this transaction may be part of a contemplated “like kind” exchange for Seller under §1031 of the Internal Revenue Code (the “Exchange”). As such, Purchaser agrees to cooperate reasonably with Seller in effectuating the Exchange, which cooperation may include the execution of documents and the taking of other reasonable action, as is necessary in the reasonable opinion of Seller, to accomplish the Exchange; provided that such Exchange shall not (i) require Purchaser to take title or contract to take title to any exchange property, (ii) cause Purchaser to incur any additional cost, liability or expense or increase any of Purchaser’s obligations or liabilities hereunder, or (iii) diminish or release Seller from any of its obligations, liabilities or indemnities hereunder or delay the Closing. The covenant contained in this Section 9.1 shall survive the Closing and shall not be merged into any instrument of conveyance delivered at Closing.

9.2. Due Authorization. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full power to execute, deliver and carry out the terms and provisions of this Agreement and each of the other agreements, instruments and documents herein required to be made or delivered by Purchaser pursuant hereto, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and such other agreements, instruments and documents. The individuals executing this Agreement and all other agreements, instruments and documents herein required to be made or delivered by Purchaser pursuant hereto on behalf of Purchaser are and shall be duly authorized to sign the same on Purchaser’s behalf and to bind Purchaser thereto.

9.3. Enforceability. This Agreement has been, and each and all of the other agreements, instruments and documents herein required to be made by Purchaser pursuant hereto have been, or on the Closing Date will have been, executed by Purchaser or on behalf of Purchaser, and when so executed, are and shall be legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the rights of creditors generally and, as to enforceability, the general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

9.4. No Conflict. The execution and delivery of, and consummation of the transactions contemplated by this Agreement is not prohibited by, and will not conflict with or result in the breach of any of the agreements or instruments to which Purchaser is now party or by which it is bound, or any order, rule or regulation of any court or other governmental agency or official, which conflict or breach would have a material adverse affect on Purchaser or adversely effects its ability to consummate the transaction contemplated hereby.

10. ACTIONS AFTER THE CONTRACT DATE. The parties covenant to do the following through the Closing Date:

10.1. Title. From and after the Contract Date, Seller shall not make any change to the condition of title to either or both of the Land and the Improvements that would change the condition of title approved or deemed approved by Purchaser pursuant to Section 7.4, except as required by law or by Section 7.4, or with Purchaser’s advance written consent, which consent may be withheld in Purchaser’s sole and absolute discretion. From and after the Contract Date, and except with respect to normal leasing activities at the Land and the Improvements (in accordance with Section 10.3 below), Seller shall not sell, or assign or create any right, title or interest in, any or all of the Land, the Improvements and any part of either of them, or create any lien, encumbrance or charge thereon, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole and absolute discretion.

10.2. Maintenance and Operation of Property. Seller shall maintain the Land and the Improvements in substantially its current condition (normal wear and tear and damage by casualty excepted); shall maintain existing insurance coverage in full force and effect; and shall operate and maintain the Land and the Improvements in the ordinary course of Seller’s business. From and after the Contract Date, and except with respect to normal leasing activities at the Land and the Improvements (in accordance with Section 10.3 below), Seller shall not enter into any new contract or agreement with respect to the ownership and operation of the Land and the Improvements that would be binding on Purchaser or the Property after Closing, without Purchaser’s prior written approval (which approval may be withheld in Purchaser’s sole and absolute discretion).

10.3. Leasing Activities. From and after the Contract Date, Seller shall not enter into any new lease, license or occupancy agreement for all or some portion of the Land and the Improvements, including, without limitation, any amendment, renewal, expansion or modification to, or termination of, any Existing Lease (all of the foregoing, a “New Lease”) unless Seller obtains Purchaser’s advance written consent to such New Lease, which consent may be withheld in Purchaser’s sole and absolute discretion, but which consent shall be deemed automatically given if Purchaser fails to respond within five (5) business days after Seller makes a written request for same. New Leases shall not include, and Seller shall be free to execute and enter into at any time, any amendments which simply confirm the exercise of renewals or expansions of any Existing Lease required pursuant to the terms of such Existing Lease.

10.4. Leasing Expenses. At Closing, Purchaser shall reimburse Seller for any and all New Lease Expenses (as hereinafter defined) to the extent that the same have been paid by Seller prior to Closing. In addition, at Closing, Purchaser shall expressly assume and accept, in writing, Seller’s obligations to pay when due any New Lease Expenses unpaid as of the Closing. “New Lease Expenses” shall mean, collectively, any and all commissions and fees or costs and expenses (including tenant improvement costs) arising out of or in connection with either or both of (i) any extension, renewal or expansion of any Existing Lease exercised between the Contract Date and the Closing Date and (ii) any New Lease in each case to the extent approved or deemed approved by Purchaser in accordance with Section 10.3 above. New Lease Expenses shall include, without limitation, (a) brokerage commissions and fees to effect any such leasing transaction, (b) expenses incurred for repairs and tenant improvements, and (c) reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction. Commissions of leasing and rental agents and tenant improvement allowances for any Existing Leases relating to the base lease term or any renewal term or expansion right that is elected or with respect to which an option is exercised, as the case may be, prior to the Contract Date (including, without limitation, commissions arising under the Brokerage Agreements) shall be paid in full at or prior to Closing by Seller, without contribution or proration from Purchaser (any such commissions or tenant improvements allowances, “Seller’s Commissions”). Commissions of leasing and rental agents and tenant improvement allowances for (x) any renewals (other than renewals elected or with respect to which an option is exercised prior to the Contract Date) or expansions of any Existing Lease (except those exercised prior to the Contract Date), and (y) any New Leases which are approved or deemed approved by Purchaser in accordance with Section 10.3 above shall be the sole responsibility of Purchaser, without contribution or proration from Seller (any such commissions or tenant improvements allowances, “Purchaser’s Commissions”). Seller hereby indemnifies, protects, defends and holds Purchaser, and its successors and assigns (the “Purchaser’s Indemnified Parties”), harmless from and against any and all Losses that any or all of Purchaser and any Purchaser’s Indemnified Parties actually suffer and incur as a result of the failure by Seller to timely pay or discharge any of the Seller’s Commissions. From and after the Closing, Purchaser hereby indemnifies, protects, defends and holds Seller and the Seller Indemnified Parties harmless from and against all Losses that any or all of Seller and the Seller Indemnified Parties actually suffer or incur as a result of the failure by Purchaser to timely pay or discharge any of the Purchaser’s Commissions or any New Lease Expenses. The terms of this Section 10.4 shall survive the Closing and the delivery of any conveyance documentation.

10.5. Lease Enforcement. Prior to the Closing Date, subject to Section 10.3, Seller shall have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Existing Lease or New Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposit then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by tenants, and the exercise of any such rights or remedies shall not affect the obligations of Purchaser under this Agreement in any manner.

10.6. Estoppel Certificates. Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser estoppel certificates from the tenants of the Land and the Improvements, which estoppel certificates shall be without material and adverse modification to the form of estoppel certificate attached as Exhibit E hereto or such form as is required by the applicable tenant’s lease (each estoppel certificate satisfying such criteria, a “Conforming Estoppel”). It shall be a condition precedent to Purchaser’s obligation to proceed to close hereunder that, on or prior to the Closing, Seller delivers to Purchaser a Conforming Estoppel from tenants that account for at least eighty percent (80%) of the gross minimum rental income from the Leases, including, with respect to each Building, Conforming Estoppels from tenants that account for at least forty percent (40%) of the gross minimum rental income from the Leases encumbering each Building (collectively, the “Required Estoppel Amount”). Seller and Purchaser hereby acknowledge and agree that (A) the State of Minnesota form of estoppel certificate shall constitute a Conforming Estoppel with respect to the Lease with the State of Minnesota at the 2200 University Avenue Building and (B) the Conforming Estoppel from General Dynamics (as tenant of the 10900 Hampshire Avenue Building) shall account for thirteen percent (13%) of the gross minimum rental income with respect to all Leases and sixty-three percent (63%) of the gross minimum rental income with respect to all Leases at the 10900 Hampshire Avenue Building. If Seller fails to timely deliver to Purchaser Conforming Estoppels from a sufficient number of tenants to satisfy the Required Estoppel Amount, Purchaser may either (i) proceed to Closing and waive the condition precedent related to the delivery of a sufficient number of Confirming Estoppels or (ii) terminate this Agreement by delivery of written notice to Seller on or before the Closing, in which event the Deposit shall be returned to Purchaser, and neither party shall have any further liabilities or obligations hereunder except those liabilities and obligations that expressly survive a termination of this Agreement. If Seller delivers to Purchaser, or Purchaser otherwise receives, an estoppel certificate from a tenant under a Lease more than three (3) business days prior to Approval Date, but Purchaser fails to notify Seller, in writing and on or before the Approval Date, that such estoppel certificate does not constitute a Conforming Estoppel, Purchaser shall be deemed to have accepted such estoppel certificate as a Conforming Estoppel for all relevant purposes under this Agreement.

11. PROPERTY SOLD “AS IS”.

11.1. Except as is otherwise expressly provided in this Agreement, Seller hereby specifically disclaims any warranty (oral or written) concerning: (i) the nature and condition of the Property and the suitability thereof for any and all activities and uses that Purchaser elects to conduct thereon; (ii) the manner, construction, condition and state of repair or lack of repair of the Improvements; (iii) the compliance of the Land and the Improvements or their operation with any laws, rules, ordinances or regulations of any government or other body; and (iv) any other matter whatsoever except as expressly set forth in this Agreement. EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON A STRICTLY “AS IS” “WHERE IS” BASIS AS OF THE CLOSING DATE, AND SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF QUANTITY, QUALITY, CONDITION, HABITABILITY, MERCHANTABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, ANY IMPROVEMENTS LOCATED THEREON OR ANY SOIL CONDITIONS RELATED THERETO.

11.2. PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON (AND SELLER HEREBY DISCLAIMS AND RENOUNCES) ANY REPRESENTATIONS OR WARRANTIES MADE BY OR ON BEHALF OF SELLER OF ANY KIND OR NATURE WHATSOEVER, EXCEPT FOR THOSE PARTICULAR REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN THIS AGREEMENT. FURTHER, PURCHASER, FOR PURCHASER AND PURCHASER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM, AND WAIVES, ANY AND ALL CLAIMS AND LIABILITIES AGAINST SELLER FOR, RELATED TO, OR IN CONNECTION WITH, ANY ENVIRONMENTAL OR PHYSICAL CONDITION AT THE PROPERTY (OR THE PRESENCE OF ANY MATTER OR SUBSTANCE RELATING TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY), INCLUDING, BUT NOT LIMITED TO, CLAIMS AND/OR LIABILITIES RELATING TO (IN ANY MANNER WHATSOEVER) ANY HAZARDOUS, TOXIC OR DANGEROUS MATERIALS OR SUBSTANCES LOCATED IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION (ACTUAL OR THREATENED) BASED UPON, IN CONNECTION WITH, OR ARISING OUT OF, CERCLA, AS AMENDED BY SARA, AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME, RCRA, OR ANY OTHER CLAIM OR CAUSE OF ACTION (INCLUDING ANY FEDERAL OR STATE BASED STATUTORY, REGULATORY OR COMMON LAW CAUSE OF ACTION) RELATED TO ENVIRONMENTAL MATTERS OR LIABILITY WITH RESPECT TO, OR AFFECTING, THE PROPERTY. PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF, OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO, ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE LAND OR THE IMPROVEMENTS, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY, OR ON BEHALF OF, SELLER, ITS AGENTS AND EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND WARRANTIES OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THIS RELEASE SHALL NOT PRECLUDE PURCHASER FROM JOINING OR INTERPLEADING SELLER IN ANY ACTION BASED ON THE FOREGOING BROUGHT AGAINST PURCHASER OR ITS SUCCESSORS, ASSIGNS, AGENTS OR AFFILIATES BY UNAFFILIATED THIRD PARTIES (INCLUDING GOVERNMENTAL AUTHORITIES).

11.3. PURCHASER ACKNOWLEDGES AND AGREES THAT THE WAIVERS, RELEASES AND OTHER PROVISIONS CONTAINED IN THIS SECTION 11 WERE A MATERIAL FACTOR IN SELLER’S ACCEPTANCE OF THE PURCHASE PRICE AND THAT SELLER IS UNWILLING TO SELL THE PROPERTY TO PURCHASER UNLESS SELLER IS RELEASED AS EXPRESSLY SET FORTH ABOVE. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND CONDITIONS OF THIS SECTION 11 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS, AND WILL BE INCORPORATED INTO THE DEED.

12. SELLER’S CLOSING DELIVERIES.

At Closing (or such other times as may be specified below), Seller shall deliver or cause to be delivered to Purchaser the following:

12.1. Deeds. The Deeds, executed and acknowledged by Seller, and in the form attached hereto as Exhibit K, conveying the Land and Improvements to Purchaser, subject to the Permitted Exceptions.

12.2. Assignment of Leases. Two (2) duly executed counterparts of an Assignment and Assumption of Leases (the “Assignment of Leases”) in the form attached hereto as Exhibit G.

12.3. Assignment of Contracts. Two (2) duly executed counterparts of an Assignment and Assumption of Contracts and Intangibles (an “Assignment of Contracts”) in the form attached hereto as Exhibit H.

12.4. Bill of Sale. Two (2) duly executed originals of a Bill of Sale (the “Bill of Sale”) in the form attached hereto as Exhibit I.

12.5. Keys. Keys to all locks located in the Improvements.

12.6. Affidavit of Title. An affidavit of title (or comparable “no lien” statement), in form and substance reasonably acceptable to the Title Company and sufficient to cause the Title Company to provided “gap” and extended coverage under the Title Policy.

12.7. Closing Statement. Two (2) duly executed counterparts of a closing statement (the “Closing Statement”) conforming to the proration and other relevant provisions of this Agreement, which Closing Statement shall be in a form mutually and reasonably agreed upon by Seller and Purchaser.

12.8. Entity Transfer Certificate. Entity Transfer Certification confirming that Seller is a “United States Person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

12.9. Letter of Credit. If applicable, with respect to any security deposits that are letters of credit, Seller at Seller’s cost and expenses, shall (a) deliver to Purchaser at the Closing such letters of credit, (b) execute and deliver such other instruments as the issuers of such letters of credit shall reasonably require, and (c) cooperate with Purchaser to change the named beneficiary under such letters of credit to Purchaser.

12.10. Notices to Tenants. Notices to each of the tenants under the Leases, notifying them of the sale of the Land and Improvements and directing them to pay all future rent as Purchaser may direct.

12.11. Estoppel Certificates. The Conforming Estoppels received by Seller pursuant to Section 10.6 above.

12.12. Leases. Originals or certified copies of the Leases, which certification shall be made, to Seller’s knowledge, subject to all of the terms, conditions and limitations of Sections 8.2 and 8.3.

12.13. Closing Date Certificate. For purposes of determining whether the Representation Condition has been satisfied, Seller shall deliver to Purchaser at Closing a certificate (the “Closing Date Certificate”) certifying that all of the Seller Representations that were true and correct, in all material respects, as of the Approval Date (as reflected in the Approval Date Certificate) remain true and correct, as of the Closing Date and in all material respects, except for changes and qualifications specified in such Closing Date Certificate, such that the Closing Date Certificate is true and accurate in all material respects. The representations, warranties and certifications contained in the Closing Date Certificate shall be made by Seller to the standard of knowledge, if any, contained herein for the applicable representations, warranties or certifications and subject to all of the terms, conditions and limitations contained in Sections 8.2 and 8.3 of this Agreement. Notwithstanding anything contained herein to the contrary, if, as of the Closing, the Representation Condition is not fulfilled for any reason or any Seller Representations are not true and correct, in any material respect, Purchaser may, in its sole discretion and as its sole remedy, hereunder, at law or in equity, elect either to (aa) terminate this Agreement by delivery of written notice to Seller not later than the Closing Date, whereupon the Deposit shall be returned to Purchaser and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement; or (bb) proceed to Closing and waive the failure of the Representation Condition.

12.14. Seller’s Authority. Evidence reasonably acceptable to the Title Company authorizing consummation by Seller of the purchase and sale transaction contemplated by this Agreement and the execution and delivery of the Deed and other closing documents.

12.15. Master Lease and Master Lease Escrow Agreement. Two (2) originals of (i) the Master Lease and (ii) the Master Lease Escrow Agreement, as required by Section 14.10.

12.16. Termination of Property Management Agreements. Letter(s) executed by Seller notifying providers under any property management agreements affecting the Property of the termination of such agreements.

12.17. Certificate of Real Estate Value. A Certificate of Real Estate Value in accordance with Minnesota law.

12.18. Additional Documents. Such additional documents and instruments as in the reasonable opinion of the Title Company and Purchaser are necessary to the proper consummation of the purchase and sale transaction contemplated by this Agreement.

12.19. Possession of Property. Possession of the Property, subject only to the Permitted Exceptions.

12.20. Promissory Note. An Alonge Endorsement to Note assigning to Buyer Seller’s interest in that certain promissory note in the maximum principal amount of $101,847.86 dated February 24, 2007 made by The Loge Group, LLC.

13. PURCHASER’S CLOSING DELIVERIES.

At Closing (or at such other times as may be specified below), Purchaser shall deliver or cause to be delivered to Seller the following:

13.1. Closing Statement. Two (2) Closing Statements executed in counterpart by Purchaser.

13.2. Assignment of Leases. Two (2) Assignment of Leases executed in counterpart by Purchaser.

13.3. Assignment of Contracts. Two (2) Assignment of Contracts executed in counterpart by Purchaser.

13.4. Purchaser’s Authority. Evidence reasonably acceptable to the Title Company authorizing consummation by Purchaser of the purchase and sale transaction contemplated by this Agreement and the execution and delivery of the closing documents described in Sections 13.1 through 13.3 above.

14. PRORATIONS AND ADJUSTMENTS.

Prorations shall be made as of 12:01 a.m. on the Closing Date as if Purchaser were in title for the entire Closing Date provided that no later than 2:00 p.m. Chicago time on the Closing Date, the Purchase Price, plus or minus the prorations and other adjustments hereunder, shall be received by the Title Company from Purchaser for disbursement to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller. If the net proceeds of the Purchase Price payable to Seller (after adjustments and prorations) are not sent by Federal Reserve wire transfer in immediately available funds and received by the Title Company from Purchaser for disbursement to Seller on or prior to 2:00 p.m. Chicago time on the Closing Date, prorations shall be made as of the Closing Date as if Seller remained in title as of the entire Closing Date, except that, to the extent such delay results from Seller’s failure to provide deliveries or default, prorations shall be made pursuant to the preceding sentence. The following items of income, cost and expense with respect to the Property shall be prorated and adjusted between Seller and Purchaser:

14.1. Security Deposits. The amount of all cash security and any other cash tenant deposits actually held by Seller, and interest due thereon, if any, shall be credited to Purchaser.

14.2. Utilities and Operating Expenses. To the extent not billed directly to tenants, or paid as part of Additional Rent (as hereinafter defined) or otherwise paid directly by tenants, water, electricity, sewer, gas, telephone and other utility charges based, to the extent practicable, on final meter readings and final invoices. Any operating expenses that are not paid by the tenants as Additional Rent or otherwise shall be prorated between Purchaser and Seller, with Seller receiving a credit for any operating expenses paid by Seller and related to the period from and after Closing and Purchaser receiving a credit for any operating expenses due after the Closing and related to periods prior thereto.

14.3. Contracts. Amounts paid or payable under the Contracts other than any Rejected Contracts shall be prorated.

14.4. Assessments. To the extent not paid by tenants as a component of Additional Rent or otherwise paid directly by the tenants, all assessments, general or special, shall be prorated as of the Closing Date, with Seller being responsible for any installments of assessments that are due and payable prior to the Closing Date and Purchaser being responsible for any installments of assessments that are due and payable on or after the Closing Date.

14.5. Base Rent. Purchaser will receive a credit at Closing for the prorated amount of all base or fixed rent payable pursuant to the Leases and all Additional Rents (collectively, “Rent”) previously paid to, or collected by, Seller and attributable to any period following the Closing Date. Rents are “Delinquent” when they were due prior to the Closing Date, and payment thereof has not been made on or before the Closing Date. Delinquent Rent shall not be prorated at Closing. All Rent collected by Purchaser or Seller from each tenant from and after Closing will be applied as follows: (i) first, to any accrued Rents owing to Purchaser, (ii) second, to Delinquent Rent owed for the month in which the Closing Date occurs (the “Closing Month”), and (iii) third, to Delinquent Rents owing to Seller for the period prior to the Closing Month. Any Rent collected by Purchaser and due Seller hereunder will be promptly remitted to Seller. Any Rent collected by Seller and due Purchaser hereunder shall be promptly remitted to Purchaser. Purchaser shall use reasonable efforts to collect Delinquent Rents owed to Seller in the ordinary course of its business. “Additional Rents” shall mean any and all amounts due from tenants for operating expenses, common area maintenance charges, taxes, shared utility charges, management fees, insurance costs, other comparable expenses and pass-through charges and any other tenant charges in accordance with the Leases. The provisions of this Section 14.5 shall survive the Closing and the delivery of any conveyance documentation for a period of one (1) year.

14.6. Taxes. To the extent not paid by the tenants directly or payable by tenants as Additional Rent pursuant to the Leases, all ad valorem real estate and personal property taxes with respect to the Land and the Improvements shall be prorated as of the Closing Date, based on the most currently available tax bill (subject to adjustment as provided in Section 14.8) and on a cash basis for the calendar year in which the Closing occurs, regardless of the year for which such taxes are assessed.

14.7. Other. Such other items as are customarily prorated in transactions of this nature shall be ratably prorated.

14.8. Adjustments. In the event any prorations made pursuant hereto shall prove incorrect for any reason whatsoever, or in the event the prorations set forth above are estimated on the most currently available (rather than based on the actual final) bills, either party shall be entitled to an adjustment to correct the same provided that it makes written demand on the other within twelve (12) months after the Closing Date. The provisions of this Section 14.8 shall survive Closing.

14.9. Master Lease Escrow. At Closing, Seller shall deposit the amount of $1,000,000.00 (which amount may be deposited out of the Purchase Price) (such amount, together with any and all interest earned thereon from and after Closing, the “Escrow Deposit”) into such escrow account as Purchaser shall direct by notice to Seller given on or before the Closing Date to provide a source of rent under the Master Lease (as defined below) for the Property and the full amount of the Escrow Deposit shall, at Closing, become the sole property of Purchaser and be distributed to Purchaser in twelve (12) equal monthly installments, or as otherwise directed by Purchaser. At Closing Seller, Purchaser and the escrow agent named therein (the “Escrow Agent”) shall enter into an escrow agreement (the “Master Lease Escrow Agreement”), governing the disbursement of the Escrow Deposit, the form of which agreement shall be agreed upon by Seller and Purchaser prior to the Closing. In connection therewith, at Closing Purchaser and Seller shall enter into a “Master Lease Agreement” covering certain space at the Property, as determined by Purchaser, the form of which will be agreed upon by Purchaser and Seller prior to the Closing.

15. CLOSING EXPENSES.

Seller shall pay for any deed or transfer taxes and one-half of the cost of any escrows hereunder. Purchaser shall pay for one-half of any escrow costs hereunder, the cost of recording the Deeds, the basic premium for the Title Policy, the cost of “extended form coverage” and any endorsements to the Title Policy, the cost of the Updated Survey, and any mortgage recording taxes.

16. DESTRUCTION, LOSS OR DIMINUTION OF PROPERTY.

If, prior to Closing, all or any portion of any or all of the Land and the Improvements is damaged by fire or other casualty (collectively “Damage”), or is taken or made subject to condemnation, eminent domain or other governmental acquisition proceedings (collectively “Eminent Domain”), then:

16.1. If the aggregate cost of repair or replacement or the value of the Eminent Domain (collectively, “repair and/or replacement”) is $100,000.00 or less per Building, in the opinion of Purchaser’s and Seller’s respective engineering consultants, Purchaser shall close and take the Property as diminished by such events, with an assignment by Seller of (a) any casualty insurance proceeds (together with a credit from Seller to Purchaser of the full amount of any deductible or self-insured retention amount) or (b) condemnation proceeds, and in the case of either (a) or (b), less any amounts reasonably incurred by Seller to repair the Property and collect the insurance proceeds or condemnation award.

16.2. If the aggregate cost of repair and/or replacement or the value of the Eminent Domain is greater than $100,000.00 per Building, in the opinion of Purchaser’s and Seller’s respective engineering consultants, or if such event would allow any tenant to terminate its lease or result in the loss of net rentable space or parking, or would diminish or impair access, then Purchaser, at its sole option, may elect either to (i) terminate this Agreement by written notice to Seller delivered within ten (10) days after Purchaser is notified of such Damage or Eminent Domain, in which event the Deposit shall be returned to Purchaser and neither party shall have any further liability to the other hereunder, except for those liabilities that expressly survive a termination of this Agreement; or (ii) proceed to close and take the Property as diminished by such events, together with an assignment of the proceeds of Seller’s casualty insurance (together with a credit from Seller to Purchaser of the full amount of any deductible or self-insured retention amount) for all Damage (or condemnation awards for any Eminent Domain), less any amounts reasonably incurred by Seller to repair the Property and collect the insurance proceeds or condemnation award.

16.3. In the event of a dispute between Seller and Purchaser with respect to the cost of repair and/or replacement with respect to the matters set forth in this Section 16, an engineer designated by Seller and an engineer designated by Purchaser shall select an independent engineer licensed to practice in the jurisdiction where the Property is located who shall resolve such dispute. All fees, costs and expenses of such third engineer so selected shall be shared equally by Purchaser and Seller.

17. DEFAULT.

17.1. Default by Seller. If Seller is in material default under any of the covenants and agreements of Seller hereunder, Purchaser may either (i) terminate Purchaser’s obligations under this Agreement by written notice to Seller, in which event (a) the Deposit shall be returned to Purchaser and (b) upon Purchaser’s receipt of the Deposit, this Agreement shall terminate and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement; or (ii) Purchaser may file an action for specific performance. Purchaser shall have no other remedy for any default by Seller. In the event of the failure of any condition precedent to Purchaser’s obligation to close expressly herein set forth, or in the event of the untruth or inaccuracy, in any material respect, of any Seller Representation as of the Contract Date (subject to the limitations contained in Sections 8.3 and 12.13) that is discovered by Purchaser prior to Closing, Purchaser’s sole remedy hereunder, at law or in equity, shall be to terminate this Agreement by delivery of written notice to Seller on or prior to Closing (or such sooner date as may be herein specified), in which event the Deposit shall be returned to Purchaser, and neither party shall have any further liability hereunder except for those liabilities that expressly survive a termination of this Agreement. All of the foregoing shall be without limitation upon the rights and remedies of Purchaser under Section 8.3 or, at law or in equity, in the event of a default by Seller pursuant to Sections 19 or 22 or any other covenant or agreement of Seller that survives the Closing or the termination of this Agreement (collectively, “Surviving Covenants”); provided, however, Purchaser’s rights and remedies against Seller in the event of a default by Seller with respect to any Surviving Covenants (other than those contained in Sections 14, 19 and 22) shall be subject to the terms, conditions and limitations set forth in Sections 8.3 and 12.13 of this Agreement.

17.2. Default by Purchaser. In the event Purchaser defaults in its obligations to close the purchase of the Property in accordance with the provisions of this Agreement, then (i) Seller shall be entitled to (and shall) receive the Deposit as fixed and liquidated damages, this Agreement shall terminate and neither party shall have any further liability hereunder, except for those liabilities which expressly survive the termination of this Agreement and (ii) Purchaser shall immediately direct the Title Company, in writing, to pay the Deposit to Seller. Seller shall have no other remedy for any default by Purchaser, including any right to damages, Seller hereby expressly waiving any and all such other remedies. PURCHASER AND SELLER ACKNOWLEDGE AND AGREE THAT: (1) THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF AND BEARS A REASONABLE RELATIONSHIP TO THE DAMAGES THAT WOULD BE SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF HAVING WITHDRAWN THE PROPERTY FROM SALE AND THE FAILURE OF CLOSING TO HAVE OCCURRED DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; (2) THE ACTUAL DAMAGES SUFFERED AND COSTS INCURRED BY SELLER AS A RESULT OF SUCH WITHDRAWAL AND FAILURE TO CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICAL TO DETERMINE; (3) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE DEPOSIT IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT; AND (4) THE AMOUNT OF THE DEPOSIT SHALL BE AND CONSTITUTE VALID LIQUIDATED DAMAGES. All of the foregoing shall be without limitation upon the rights and remedies of Seller hereunder, at law or in equity, in the event of a default by Purchaser pursuant to Sections 6.2, 6.3, 19 or 22 or any covenant, agreement, indemnity, representation or warranty of Purchaser that survives the Closing or the termination of this Agreement.

18. SUCCESSORS AND ASSIGNS.

Neither party shall assign this Agreement without the prior written consent of the other, except that Seller may assign its interest in and obligations under this Agreement to a so-called “Qualified Intermediary” in order to accomplish the Exchange in accordance with the provisions of Section 9.1. Notwithstanding the foregoing, Purchaser may assign all of its rights, title, liability, interest and obligation pursuant to this Agreement to one or more entities affiliated with Purchaser provided that (i) no such assignment shall act to release Purchaser hereunder and (ii) Purchaser provides Seller with a copy of a written assignment agreement between Purchaser and its affiliate, which instrument shall be in form reasonably acceptable to Seller.

19. LITIGATION.

In the event of litigation between the parties with respect to the Property, this Agreement, the performance of their respective obligations hereunder or the effect of a termination under this Agreement, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, reasonable attorneys’ fees of counsel selected by the prevailing party. Notwithstanding any provision of this Agreement to the contrary, the obligations of the parties under this Section 19 shall survive termination of this Agreement or the Closing and the delivery of any conveyance documentation.

20. NOTICES.

Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to Seller and Purchaser as follows:

Seller:	First Industrial Realty Trust, Inc.
311 South Wacker Drive, Suite 4000
Chicago, Illinois 60606
	Attn:	Joe David

Facsimile: (312) 922-6826

With a copy to
its attorneys:	Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
	Attn:	Jeremy T. Bunnow, Esq.

Facsimile: (312) 984-3150

Purchaser:	Hines REIT Minneapolis Industrial LLC c/o Hines Interests Limited Partnership 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118 Attn: Charles N. Hazen Facsimile: (713) 966-7851
With a copy to its attorneys:	Hines REIT Minneapolis Industrial LLC c/o Hines Advisors Limited Partnership 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118 Attn: Jason P. Maxwell — Legal Facsimile: (713) 966-2705
and

Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201-2980
Attention: Joel M. Overton, Jr.
Facsimile: 214-661-4938

Notices shall be deemed properly delivered and received: (i) when and if personally delivered; or (ii) one (1) business day after deposit with Federal Express or other comparable commercial overnight courier; or (iii) the same day when sent by confirmed facsimile before 5:00 p.m. (Chicago time). Notices may be delivered on behalf of the parties by their respective attorneys.

21. BENEFIT.

This Agreement is for the benefit only of the parties hereto and no other person or entity shall be entitled to rely hereon, receive any benefit herefrom or enforce against any party hereto any provision hereof.

22. BROKERAGE.

Each party hereto represents and warrants to the other that it has dealt with no brokers or finders in connection with this transaction, except for CB Richard Ellis (“Broker”). Seller shall pay any brokers’ commission due to Broker pursuant to the terms of a separate agreement between Seller and Broker. Seller hereby indemnifies, protects, defends and holds Purchaser and the Purchaser’s Indemnified Parties harmless from and against all Losses suffered or incurred by any or all of Purchaser and the Purchaser’s Indemnified Parties resulting from the claims of any broker, finder or other such party (including Broker) in connection with the transactions contemplated by this Agreement claiming by, through or under the acts or agreements of Seller. Purchaser hereby indemnifies, protects, defends and holds Seller and the Seller Indemnified Parties harmless from and against all Losses suffered or incurred by any or all of Seller and the Seller Indemnified Parties resulting from the claims of any broker, finder or other such party (excluding Broker) in connection with the transactions contemplated by this Agreement claiming by, through or under the acts or agreements of Purchaser. The obligations of the parties pursuant to this Section 22 shall survive any termination of this Agreement.

23. MISCELLANEOUS.

23.1. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior or contemporaneous oral agreements, understandings, representations and statements, and all prior written agreements, understandings, letters of intent and proposals are merged into this Agreement. Neither this Agreement nor any provisions hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

23.2. Time of the Essence. Time is of the essence of this Agreement. If any date herein set forth for the performance of any obligations by Seller or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday. As used herein, the term “legal holiday” means any state or federal holiday for which financial institutions or post offices are required by law to be closed in the State of Minnesota for observance thereof.

23.3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

23.4. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or partial invalidity or enforceability of any one provision shall not affect the validity of enforceability of any other provision hereof.

23.5. No Recording. Neither this Agreement nor any memorandum thereof shall be recorded in the real property records of the counties in which the Land is located and the act of recording by Purchaser shall be deemed a default by Purchaser hereunder.

23.6. Counterparts; Facsimile. This Agreement may be executed in multiple counterparts and shall be valid and binding with the same force and effect as if all parties had executed the same Agreement. A fully executed facsimile copy of this Agreement shall be effective as an original.

23.7. Construction of Agreement. In construing this Agreement, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Agreement. Whenever required by the context, the singular shall include the plural and the masculine shall include the feminine and vice versa. This Agreement shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it. All Exhibits attached hereto are incorporated in this Agreement by reference thereto.

23.8. No Oral Modification or Waiver. This Agreement may not be changed or amended orally, but only by an agreement in writing. No waiver shall be effective hereunder unless given in writing, and waiver shall not be inferred from any conduct of either party.

23.9. Survival. Only those covenants, agreements, indemnities, undertakings and representations and warranties of Seller that expressly survive Closing pursuant to the terms of the Agreement shall survive Closing and the delivery of any conveyance documentation for the period herein set forth (and if no specific survival period is specified herein, such covenants, agreements, indemnities, undertakings, representations and warranties of Seller shall only survive Closing for the period in which the Seller Representations survive Closing in accordance with Section 8.3) and all of the other covenants, agreements, indemnities, undertakings and representations and warranties of Seller contained herein shall not survive Closing and shall merge into the conveyance documentation delivered at Closing.

23.10. No Reliance. This Agreement (including the Exhibits attached hereto) represents the full and complete agreement between Seller and Purchaser. Any representations, warranties, promises or conditions, whether written or oral, not specifically incorporated (by reference or otherwise) into this Agreement shall not be binding upon either of the parties hereto, and each of the parties hereto acknowledges that it has not relied upon, in entering into this Agreement, any representation, warranty, promise or condition not specifically set forth in this Agreement. All discussions, negotiations and writings have been and are merged into this Agreement (and/or the documents that are contemplated to be executed at Closing, the forms of which are attached hereto as Exhibits).

23.11. Cooperation with Purchaser’s Auditors and SEC Filing Requirements. For a period of one (1) year following the Closing, Seller shall provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, the Documents in the possession or reasonable control of Seller to enable Purchaser’s auditor (Deloitte & Touche LLP or any successor auditor selected by Purchaser) to conduct an audit of the Operating Statements of the Property for the year to date of the year in which the Closing occurs plus up to the last three (3) years or any shorter period of Seller’s ownership of the Property and any additional information concerning the revenue and operating expense information in the possession of Seller reasonably necessary to complete such audit. Purchaser shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s Operating Statements of the Property, at Purchaser’s expense, and Seller shall provide such Operating Statements as Purchaser or its auditor may reasonably request in order to complete such audit together with any additional information concerning the revenue and operating expense information in the possession of Seller reasonably necessary to complete such audit, and (ii) Seller shall furnish to Purchaser such Documents as may be reasonably required by Purchaser or any affiliate of Purchaser to make any required filings with the Securities and Exchange Commission or other governmental authority; provided, however, that the foregoing obligations of Seller shall be limited to providing such existing Documents as may be in the possession or reasonable control of Seller. All of the foregoing shall be subject to the terms and conditions of Section 6.3 hereof. Seller’s undertaking pursuant to this Section 23.11 shall survive the Closing for a period of one (1) year and shall not be merged into any instrument of conveyance delivered at Closing.

23.12. Net Worth Covenant. Seller shall maintain a tangible net worth equal to at least Ten Million Dollars ($10,000,000.00) for a period of fifteen (15) months from and after the Closing Date. Seller’s undertaking pursuant to this Section 23.12 shall survive the Closing for a period of fifteen (15) months and shall not be merged into any instrument of conveyance delivered at Closing.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Purchase and Sale on the date first above written.

SELLER:

FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company

By: FirstCal Industrial 2, LLC, a Delaware limited liability company, its sole member

By: FR FirstCal 2, LLC, a Delaware limited liability company, its managing member

By: First Industrial Investment, Inc., a Maryland corporation, its sole member

By:
Name:
Its:

PURCHASER:

HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware

limited liability company

By:

Name:

Its:

SCHEDULE OF EXHIBITS

A B C D E F G H I J K	Legal Description of the Land
Earnest Money Escrow Instructions
Documents
Disclosure Items
Estoppel Certificate
Intentionally Omitted
Assignment and Assumption of Leases
Assignment and Assumption of Contracts and Intangibles
Bill of Sale
Brokerage Agreements
Deed

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

5900 Golden Hills Drive, Golden Valley, Minnesota

Parcel 1:

Lot 2, Block 1, Golden Hills West P.U.D. No. 78, according to the recorded plat thereof, Hennepin County, Minnesota.

Parcel 2:

Non-exclusive easement for storm water runoff and signage purposes over part of Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained and described in the instrument recorded as Document No. 6771060 in the office of the County Recorder and recorded as Document No. 2835274 in the office of the Registrar of Titles, Hennepin County, Minnesota.

Parcel 3:

Non-exclusive easement to connect to and use the storm water retention pond located on Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained and described in the Pond Easement Agreement recorded as Document No. 6995577 in the office of the County Recorder and recorded as Document No. 3077426 in the office of the Registrar of Title, Hennepin County, Minnesota.

(Torrens property: Part of certificate of title number 1165548).

10900 Hampshire Avenue South, Bloomington, Minnesota

Parcel A:

Lot 1, Block 1, Noble Addition, Hennepin County, Minnesota.

Torrens Property

Torrens Certificate No. 1165546

Parcel B:

Non-exclusive easements for ponding and conversation purposes over parts of Outlot A, Noble Addition, as contained in the Drainage Pond/Wetland Agreement and Easement dated February 9, 1998, recorded February 20, 1998 in the office of the Hennepin County Registrar of Titles as Doc. No. 2889549.

10025 Valley View Road, Bloomington, Minnesota

Parcel 1:

Lot 1, Block 1, Norseman Industrial Park 6th Addition, Hennepin County, Minnesota.

Parcel 2:

Non-exclusive easements for drainage and driveway purposes over part of Lot 2. Block 1, Norseman Industrial Park 6th Addition, as contained and described in the Warranty Deed recorded as Document No. 5046619 in the office of the Hennepin County Recorder.

6105 Golden Hills Drive, Golden Valley, Minnesota

Parcel 1:

Lot 1, Block 2, Golden Hills West 4th Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

Parcel 2:

Non-exclusive easement to connect to and use the storm water retention pond located on Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained in the Pond Easement Agreement recorded as Document No. 6995577 in the office of the County Recorder and recorded as Document No. 3077426 in the office of the Registrar of Titles, Hennepin County, Minnesota.

7630 Executive Drive, Eden Prairie, Minnesota

Lot 1, Block 1, Edenvale Executive Center, Hennepin County, Minnesota.

(Certificate of Title No. 1165420)

2200 University Avenue West, St. Paul, Minnesota

Parcel 1:

Lots 88, 89, 90 and 91, and the Southeasterly 20.00 feet of vacated Pillsbury Street lying Southwesterly of the Northwesterly extension of the Northeasterly line of said Lot 88, and lying Northeasterly of the Northwesterly extension of the Southwesterly line of said Lot 88, all being in “Hewitts Out Lots First Division”, according to the recorded plat thereof, Ramsey County, Minnesota, excepting therefrom the Southwesterly 27.00 feet of the Southeasterly 279.00 feet.

Parcel 2:

Lot 87, “Hewitts Out Lots First Division”, according to the recorded plat thereof, together with those parts of vacated Pillsbury Street and Myrtle Avenue accruing thereto by reason of the vacation thereof.

Parcel 3:

Lot 86 of “Hewitts Out Lots First Division”, according to the recorded plat thereof on file and of record in the Office of the Register of Deeds of Ramsey County, together with that part of vacated Myrtle Avenue accruing thereto by reason of the vacation thereof.

Parcel 4:

Lot 85, “Hewitts Out Lots First Division”, according to the recorded plat thereof, together with that part of vacated Myrtle Avenue accruing thereto by reason of the vacation thereof.

Parcel 5:

That part of vacated Myrtle Avenue accruing to Lot 84, “Hewitts Out Lots First Division”, according to the recorded plat thereof, by reason of the vacation thereof.

Parcel 6:

That part of vacated Pillsbury Street accruing to Lot 88 except the Southeasterly 20.00 feet thereof lying Southwesterly of the Northwesterly extension of the Northeasterly line of said Lot 88, and lying Northeasterly of the Northwesterly extension of the Southwesterly line of said Lot 88, located in “Hewitts Out Lots First Division”, according to the recorded plat thereof, Ramsey County, Minnesota.

Parcel 7:

Subject to and together with the benefits and burdens of Mutual Easement and Operating Agreement dated March 9, 1994, filed of record March 22, 1994 as Document No. 2794418.

800 South Fifth Street, Hopkins, Minnesota

Parcel 1:

Lots 5, 6, 7, 8, 9, 10, 11, 14, 15, and 16, Block 52, West Minneapolis, except that part of said Lots 5, 6, 7, 8, 9, 14, 15, and 16 embraced within the plat of Supervalu Second Addition;

Lot 12, Block 52, West Minneapolis, except that part of said Lot 12 lying Southwesterly of Line A described below;

Lot 13, Block 52, West Minneapolis, except that part of said Lot 13 embraced within the plat of Supervalu Second Addition, and further excepting that part of said Lot 13 lying southwesterly of Line A described below and southeasterly of the following described line: Beginning at the point of termination of Line A; thence southwesterly along a curve parallel with and 30.00 feet southeasterly of the curved southeasterly line of Supervalu Second Addition to the southerly line of said Lot 13 and there terminating;

That part of the vacated alley in said Block 52 lying southerly of the plat of Supervalu Seconded Addition and northerly of Line A described below;

That part of the west half of vacated 9th Avenue lying northerly of the extension across it of the south line of said Block 52 and southerly of the plat of Supervalu Second Addition;

Line A: Commencing at the southeast corner of said Lot 12; thence North 89 degrees 21 minutes 26 seconds West, assumed bearing, along the south line of said Lot 12 a distance of 82.65 feet to the actual point of beginning of the line to be described; thence northwesterly a distance of 65.25 feet along a tangential curve concave to the northeast having a radius of 89.50 feet and a central angle of 41 degrees 46 minutes 08 seconds; thence North 47 degrees 35 minutes 18 seconds West, tangent to last described curve, a distance of 32.53 feet to the intersection with a line drawn parallel with and 30.00 feet southeasterly of the curved southeasterly line of Supervalu Second Addition and there terminating.

Torrens property: Certificate of Title No. 1165549.

Parcel 2:

That part of Lot 7, Auditor’s Subdivision Number 195, and the East 1/2 of vacated 9th Avenue adjacent to said Lot 7, which lies southerly and southeasterly of a line described as follows: Beginning at the intersection of the center line of 5th Street South and the center line of 7th Avenue as dedicated in the recorded plat of West Minneapolis, thence Westerly, along the westerly extension of the center line of said 5th Street South, a distance of 127.00 feet; thence Westerly a distance of 576.03 feet along a tangential curve concave to the South having a radius of 835.19 feet and a central angle of 39 degrees 31 minutes 00 seconds; thence Southwesterly, a distance of 255.54 feet, along a compound curve concave to the Southeast having a radius of 563.48 feet and a central angle of 25 degrees 59 minutes 00 seconds; thence Southwesterly, tangent to the last described curve, a distance of 176.85 feet; thence Southwesterly a distance of 209.78 feet, along a tangential curve concave to the Northwest having a radius of 183.69 feet and a central angle of 65 degrees 26 minutes 00 seconds and said line there terminating.

6100-6190 Golden Hills Drive, Golden Valley, Minnesota

Parcel 1:

Lot 1, Block 1, Golden Hills West P.U.D. No. 78, according to the recorded plat thereof, Hennepin County, Minnesota.

Parcel 2:

Non-exclusive easement to connect to and use the storm water retention pond located on Lot 1, Block 2, Golden Hills West 3rd Addition, Hennepin County, Minnesota, as contained and described in the Pond Easement Agreement recorded as Document No. 6995577 in the office of the County Recorder and recorded as Document No. 3077426 in the office of the Registrar of Titles, Hennepin County, Minnesota.

Abstract and Torrens property: part of Certificate of Title No. 1165548.

EXHIBIT B

EARNEST MONEY ESCROW INSTRUCTIONS

These Earnest Money Escrow Instructions (“Instructions”) are entered into as of this       day of      , 2007 by and among FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company (“Seller”), and HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware limited liability company (“Purchaser”), and FIRST AMERICAN TITLE INSURANCE COMPANY (“Escrowee”).

WHEREAS, Purchaser and Seller entered into an Agreement of Purchase and Sale, dated September      , 2007 (the “Agreement”), for the purchase and sale of the Property (as defined in the Agreement); and

WHEREAS, the parties desire to enter into escrow instructions with Escrowee pursuant to which Purchaser shall deposit earnest money, as required under the Agreement (the “Escrow”).

NOW THEREFORE, in consideration of the mutual covenants contained in these Instructions, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Deposit.

1.1. Earnest Money. Pursuant to the terms and provisions of the Agreement, Purchaser has deposited (or shall deposit) with Escrowee earnest money in the sum of FOUR MILLION THREE HUNDRED THOUSAND and No/100 Dollars ($4,300,000.00) (the “Earnest Money”).

1.2. Investment of Earnest Money. Escrowee shall invest the Earnest Money in interest-bearing securities, bank deposits and/or so-called “money market funds” established and managed by nationally recognized firms, as selected by Purchaser. All interest earned on the Earnest Money shall be paid as specifically provided in these Instructions.

2. Application of Earnest Money at Closing and Upon Termination of Agreement.

2.1. At Closing. At Closing (as defined in the Agreement), (i) the Earnest Money shall be delivered by Escrowee to Seller and credited against the payment of the Purchase Price, and (ii) all interest earned thereon shall be delivered by Escrowee to Purchaser, whereupon the Escrow shall terminate.

2.2. Upon Termination of the Agreement. Except as otherwise provided in this Section 2.2 or in Section 3 below, in the event of any termination of the Agreement, the Earnest Money (together with all interest earned thereon) shall be distributed by Escrowee only pursuant to the joint written direction of Purchaser and Seller. Notwithstanding anything to the contrary contained herein, in the event Purchaser timely and properly exercises its right to terminate the Agreement pursuant to Section 6.1 of the Agreement and delivers written notice of such termination to Seller and Escrowee (pursuant to the terms or the Agreement and these Instructions), Escrowee shall immediately disburse the Earnest Money, together with all interest earned thereon, to Purchaser, and Seller shall have no right to object to such disbursement (by delivery of an Objection Notice or otherwise), Seller hereby irrevocably authorizing and directing Escrowee to make such disbursement to Purchaser pursuant to the provisions of this sentence; provided, however, Seller shall be permitted to deliver an Objection Notice on the basis of Purchaser’s failure to deliver such notice timely and properly in accordance with the terms and conditions of the Agreement.

3. Default.

3.1. Purchaser’s Default. In the event that Purchaser defaults in its obligation to close the purchase and sale transaction under, and in accordance with the terms and conditions of, the Agreement, and Seller desires to obtain the Earnest Money from Escrowee (pursuant to the terms of the Agreement), Seller shall be required to present to Escrowee: Seller’s affidavit of default (the “Default Affidavit”), executed under penalty of perjury by an authorized representative of Seller, certifying to Purchaser and Escrowee that Purchaser is in default of such obligation under the Agreement and, therefore, Seller is entitled to the Earnest Money proceeds. Upon receipt of the Default Affidavit from Seller, Escrowee shall (i) deliver a copy of the Default Affidavit to Purchaser, in the manner as provided in Section 5 below and (ii) if, within five (5) business days after the date on which the Default Affidavit is deemed to be delivered to Purchaser (pursuant to Section 5 below), Escrowee has not received from Purchaser a notice (“Objection Notice”) objecting to Escrowee’s compliance with the Default Affidavit, Escrowee shall deliver the Earnest Money, together with all interest earned thereon, to Seller.

3.2. Seller’s Default. In the event that Seller breaches or defaults under the obligations imposed on it under the Agreement, and Purchaser desires the return of the Earnest Money from Escrowee (pursuant to the terms of the Agreement), Purchaser shall be required to present to Escrowee: its own Default Affidavit executed under penalty of perjury by an authorized representative of Purchaser certifying to Seller and Escrowee that Seller is in default under the Agreement and, therefore, Purchaser is entitled to return of the Earnest Money proceeds. Upon receipt of the Default Affidavit from Purchaser, Escrowee shall (i) deliver a copy of the Default Affidavit to Seller as provided in Section 5 below, and (ii) if, within five (5) business days after the date on which the Default Affidavit is deemed to be delivered to Seller (pursuant to Section 5 below), Escrowee has not received from Seller an Objection Notice, objecting to Escrowee’s compliance with the Default Affidavit, Escrowee shall deliver the Earnest Money, together with all interest earned thereon, to Purchaser.

4. Objection Notices. If Escrowee receives an Objection Notice from either Seller or Purchaser within the time period set forth in Section 3 above, then Escrowee shall refuse to comply with the Default Affidavit then in question (“Objectionable Default Affidavit”) until Escrowee receives (a) joint written instructions executed by both Purchaser and Seller, or (b) a final non-appealable order with respect to the disposition of the Earnest Money from a federal or state court of competent jurisdiction (“Court Order”), in either of which events Escrowee shall then disburse the Earnest Money and all interest earned thereon, in accordance with such direction or Court Order, as the case may be. Notwithstanding the immediately preceding sentence, if the party that delivers the Objection Notice does not (i) commence litigation with respect to the Earnest Money by filing a complaint or action for a declaratory judgment in an appropriate court of competent jurisdiction (“Litigation”), and (ii) provide notice and a file-stamped copy of such complaint or action for declaratory judgment to Escrowee and the other party to these Instructions within thirty (30) days after delivery of the then-applicable Objection Notice, then Escrowee shall disburse the Earnest Money in accordance with the Objectionable Default Affidavit.

Notwithstanding anything to the contrary in the Agreement or these Instructions, Seller and Purchaser hereby agree that in the event that (A) either or both of them delivers a Default Affidavit pursuant to Section 3; (B) the recipient of a Default Affidavit delivers an Objection Notice in response thereto; (C) the party delivering an Objection Notice commences Litigation; (D) the Litigation is ultimately resolved by the issuance of a Court Order; and (E) the Court Order authorizes the disbursement of the Earnest Money to the party that delivered the Default Affidavit that gave rise to the Objection Notice and ensuing Litigation (the “Initiating Party”), then the party that delivered such Objection Notice shall be required to pay to the Initiating Party interest on the Earnest Money, from the date on which the Initiating Party delivered its Default Affidavit through the date on which the Escrowee disburses the Earnest Money (and all interest accrued thereon) to the Initiating Party, which interest shall be at the per annum rate of five percent (5.0%) in excess of the per annum rate publicly announced, from time to time, by Bank of America, N.A. (or its successor) as its “prime” or “base” or “reference” rate of interest.

5. Notices. Any notice, demand or request which may be permitted, required or desired to be given in connection therewith shall be given in writing and directed to the parties hereto as follows:

Seller: First Industrial Realty Trust, Inc.

311 South Wacker Drive, Suite 4000
Chicago, Illinois 60606 Attn:	Joe David
Facsimile: (312) 922-6826 With a copy to
its attorneys:	Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 West Madison Street, Suite 3900
Chicago, Illinois 60606
	Attn:	Jeremy T. Bunnow, Esq.

Facsimile: (312) 984-3150
Purchaser:	REIT Minneapolis Industrial LLC
c/o Hines Interests Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attn: Charles N. Hazen
Facsimile: (713) 966-7851
With a copy to its attorneys:	REIT Minneapolis Industrial LLC
c/o Hines Advisors Limited Partnership
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Attn: Jason P. Maxwell - Legal
Facsimile: (713) 966-2705
and
Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, Texas 75201-2980
Attention: Joel M. Overton, Jr.
Facsimile: 214-661-4938
Escrowee:	First American Title Insurance Company

Attn:

Facsimile:

Notices shall be deemed properly delivered and received when and if either (i) the same day when personally delivered prior to 5:00 p.m. (Chicago time); or (ii) one (1) business day after deposits with Federal Express or other overnight courier; or (iii) the same day when sent by confirmed facsimile at or prior to 5:00 p.m. (Chicago time).

6. Escrowee Obligations. The parties agree that, except as otherwise expressly provided in Section 4, the actions of, and the relationship between, Purchaser and Seller shall be governed by the terms of the Agreement. In all events and under all circumstances (except as otherwise expressly provided in Section 4), the ultimate rights and obligations of Seller and Purchaser shall be strictly governed and controlled by the terms and provisions of the Agreement, rather than these Instructions. In the event of any conflict between the terms and provisions of the Agreement and these Instructions, the terms and provisions of the Agreement shall control in all events and circumstances except as otherwise expressly provided in Section 4. Notwithstanding the existence of the Agreement or any references herein to the Agreement, the parties agree that Escrowee (but not Seller and Purchaser) shall be governed solely by the terms and provisions of these Instructions. The parties furthermore agree that, except as otherwise specifically provided in Section 4 above, Escrowee is hereby expressly authorized to regard, comply with, and obey any and all orders, judgments or decrees entered or issued by any court, and, in case Escrowee obeys and complies with any such order, judgment or decree of any court, it shall not be liable to either of the parties hereto or to any other person, firm or corporation by reason of such compliance.

7. Litigation. In the event of litigation between the parties with respect to these Instructions, the performance of their respective obligations hereunder, or the effect of a termination under the Agreement or these Instructions, the losing party shall pay all costs and expenses incurred by the prevailing party in connection with such litigation, including, but not limited to, court costs and reasonable fees of counsel selected by the prevailing party. Notwithstanding any provision of the Agreement or these Instructions to the contrary, the obligations of the parties under this Section 7 shall survive a termination of either or both of the Agreement and these Instructions.

8. Time of the Essence. Time is of the essence of these Instructions. If any date herein set forth for the performance of any obligations by Seller, Escrowee or Purchaser or for the delivery of any instrument or notice as herein provided should be on a Saturday, Sunday or legal holiday, the compliance with such obligations or delivery shall be deemed acceptable on the next business day following such Saturday, Sunday or legal holiday.

9. Counterparts. These Instructions may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

SELLER:

FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company

By: FirstCal Industrial 2, LLC, a Delaware limited liability company, its sole member

By: FR FirstCal 2, LLC, a Delaware limited liability company, its managing member

By: First Industrial Investment, Inc., a Maryland corporation, its sole member

By:
Name:
Its:

PURCHASER:

HINES REIT MINNEAPOLIS INDUSTRIAL LLC, a Delaware

limited liability company

By:

Name:

Its:

ACCEPTED BY ESCROWEE:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Its:

EXHIBIT C

DOCUMENTS

Each to the extent in the Seller’s possession or reasonable control, except for item (c) below which shall be delivered only to the extent in Seller’s actual possession:

(a) Leases. Copies of all Existing Leases and copies of any agreements with respect to any commissions due or to become due from Seller in connection with any such Existing Leases, together with Seller’s tenant files with respect to the Property and with a copy of the most current rent roll prepared by Seller in the ordinary course of Seller’s business as well as all FASB 13 schedules.

(b) Books and Records. Copies of the income and expense statements for the Property prepared by Seller in the ordinary course of Seller’s business for the last three (3) years or any shorter period of Seller’s ownership of the Property (the “Operating Statements”), including the Operating Statement to the extent prepared for the current year to date.

(c) Approvals. Copies of all, if any, of the following in Seller’s actual possession: any development approvals which have been obtained (or which have been applied for by Seller or on behalf of Seller and are pending) in connection with the Property; reports, licenses and permits for the Property as required by any applicable zoning or environmental laws; copies of any subdivision plans or plats, and certifications, rezonings, general plan amendments, parcel maps and development agreements, as such materials relate to the Property and the development and operation thereof; and copies of all other valid permits, licenses, franchises, certifications, authorizations, approvals and permits issued by any governmental or quasi-governmental authorities having jurisdiction over the Property to or for Seller for the construction, ownership, operation, use and occupancy of the Land or the Improvements, or any part thereof.

(d) Existing Title Policy and Survey. A copy of the most recent owner’s title insurance policy issued to Seller for the Land and the Improvements, and a copy of the Survey.

(e) Contracts. Copies of all Contracts. Without limiting the foregoing, this list should include Contracts relating to the snow removal, lot sweeping, HVAC, window cleaning, fire suppression and fire monitoring systems. In addition, copies of all roof warranties and any other warranties.

EXHIBIT D

DISCLOSURE ITEMS

None.

EXHIBIT E

ESTOPPEL CERTIFICATE

To:	Hines REIT Properties, L.P. and its affiliates, subsidiaries, successors and/or assigns c/o Hines Interests Limited Partnership 2800 Post Oak Blvd., Suite 5000 Houston, Texas 77056

(Lease to be Attached)

ESTOPPEL CERTIFICATE

The undersigned,      (“Tenant”), hereby certifies to the above addressees and to any lender of financing made in connection with the acquisition and/or operation of the Building by the above addressees (including any such lender’s respective successors and assigns) that:

1. Tenant is party to that certain lease agreement (“Lease”), dated as of the      day of      , 20     , by and between the undersigned, as tenant (“Tenant”), and      as landlord (“Landlord”), covering certain [insert type of property] space (“Premises”) in the building located at      (“Building”). The net rentable square footage of the Premises is      .

2. The Lease is valid and in full force and effect on the date hereof. The term of the Lease commenced on      , 20     , and the termination date of the present term of the Lease, excluding renewals, is      , 20     .

3. There are no other agreements between Landlord and Tenant with respect to the Premises. Except for      , Tenant has not sub-letting or encumbered the Premises.

4. There are no uncured defaults on the part of Tenant or on the part of Landlord under the Lease, and, to Tenant’s actual knowledge, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, will constitute a default under the Lease.

5. Fixed or base rent payable by Tenant presently is $    per month and no such rent has been paid more than 30 days in advance of its due date. Tenant’s security deposit is $     .

6. Additional rent (including Tenant’s share of tax increases and cost of living increases) payable by Tenant presently is $    per month and no such rent has been paid more than 30 days in advance of its due date. Tenant has fully paid all fixed or base rent, all additional rent and all other sums due and payable under the Lease on or before the date of this Estoppel Certificate.

7. Tenant claims no present charge, lien or claim of offset under the Lease or otherwise, against rents or other charges due or to become due thereunder.

8. Tenant has accepted possession of the Premises and any improvements required by the terms of the Lease to be made by the lessor thereunder have been completed to the satisfaction of Tenant.

9. The address for notices to be sent to Tenant is as set forth in the Lease.

10. This Estoppel Certificate may be relied upon by any prospective purchaser or encumbrance of the Building.

11. Except as set forth in the Lease, Tenant has no right of first refusal, option or other right to purchase the Premises or the Building, nor does Tenant have any right to unilaterally cancel the Lease. Except as set forth in the Lease, Tenant has no renewal options or expansion options.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Estoppel Certificate on the      day of      , 20     .

(Tenant)

By:
Title:

EXHIBIT F

Intentionally Omitted

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS (the “Assignment”) is made and entered into this      day of      , 20     by and between (“Assignor”), and (“Assignee”).

R E C I T A L S:

WHEREAS, Assignor and Assignee entered into that certain Agreement of Purchase and Sale, dated      , 20     , and as amended from time to time (as amended, the “Agreement”), for the purchase and sale of the building commonly known by the street address (the “Premises”); and

WHEREAS, in connection with the consummation of the transaction contemplated under the Agreement, Assignor and Assignee desire to execute this Assignment.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are hereby incorporated in the body of this Assignment as if fully rewritten and restated herein.

2. Assignment of Leases. Assignor hereby sells, transfers and assigns to Assignee all of its right, title and interest in and to those certain leases presently existing and described in Exhibit A attached hereto (collectively, the “Leases”) and any and all guaranties made in connection with the Leases, subject, however, to the terms, covenants and conditions of the Leases and this Assignment. Notwithstanding the foregoing, however, Assignor nevertheless retains, on a nonexclusive basis (and only to the extent that such retention by Assignor in no way prejudices, limits or restricts any rights, remedies, recourses or indemnities otherwise available to Assignee), the benefit and protection of any indemnity(ies) provided by the tenants under the Leases for the benefit of the landlord.

3. Assignment of Security Deposits. Assignor hereby sells, transfers and assigns to Assignee all of its right, title and interest in and to those security deposits required pursuant to the Leases, and identified on Exhibit B attached hereto and made a part hereof (collectively, the “Security Deposits”).

4. Assumption of Obligations. Assignee hereby accepts the assignment of the Leases, the rents due thereunder and the Security Deposits subject to the terms and conditions hereof, and from and after the date hereof, Assignee hereby assumes and shall be responsible for and shall perform all of those obligations imposed on the lessor or landlord under the Leases, which obligations first arise or accrue after the date hereof (the “Closing”).

5. Assignee’s Indemnification. Assignee hereby indemnifies, protects, defends and holds Assignor, Assignor’s      , the partners, officers, directors and shareholders of Assignor’s      , and their respective successors, and assigns, harmless from any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys’ fees (collectively, “Losses”), both known or unknown, present and future, at law or in equity, arising out of, by virtue of or in any way related to the breach by Assignee of (or Assignee’s failure to timely perform) any or all of the obligations imposed on the lessor or the landlord under the Leases, which obligations accrue from and after the date of the Closing.

6. Assignor’s Indemnification. Assignor hereby indemnifies, protects, defends and holds Assignee, Assignee’s      , the partners, officers, directors and shareholders of Assignee’s      and all of their respective successors and assigns harmless from any and all Losses, both known and unknown, present and future, at law or in equity and arising out of, by virtue of, or related in any way to, the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed on the lessor or the landlord under the Leases, which obligations accrue prior to the date of the Closing.

7. Counterparts. This Assignment may be executed in one or more identical counterparts, all of which, when taken together shall constitute one and the same instrument.

8. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Minnesota.

9. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or enforceability of any one provision shall not affect the validity or enforceability of any other provision hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date first above written.

ASSIGNOR:

By:
Name:
Its:

ASSIGNEE:

By:
Name:
Its:

EXHIBIT H

ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (the “Assignment”) is made and entered into this      day of      , 20     , by and between (“Assignor”), and (“Assignee”).

R E C I T A L S:

WHEREAS, Assignor and Assignee entered into that certain Agreement of Purchase and Sale, dated      , 20     , and as amended from time to time (as amended, the “Agreement”), for the purchase and sale of (the “Premises”); and

WHEREAS, in connection with the consummation of the transactions contemplated under the Agreement, Assignor and Assignee desire to execute this Assignment.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Recitals; Defined Terms. The foregoing recitals are hereby incorporated into this Agreement as if fully rewritten and restated in the body of this Assignment. Capitalized terms used herein and not otherwise defined shall have the meanings respectively ascribed to them in the Agreement.

2. Assignment of Contracts and Intangibles. Assignor hereby sells, transfers, conveys and assigns to Assignee all of its right, title and interest in and to the contracts and agreements relating to the management, leasing, operation, maintenance and repair of the Premises, as set forth on Exhibit A attached hereto and made a part hereof (collectively, the “Contracts”), subject, however, to the terms and covenants of the Contracts and this Assignment. Assignor hereby quitclaims unto Assignee, without recourse, representation or warranty of any kind whatsoever, all of Assignor’s right, title and interest (if any) in and to all, if any, Intangibles relating to the Premises. Such Intangibles are quitclaimed by Assignor to Assignee on an “AS-IS,” “WHERE-IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guaranties, either express or implied, of any kind, nature or type whatsoever, except the foregoing shall be without limitation upon any representations and warranties expressly contained in the Agreement.

3. Assumption of Obligations. Assignee hereby accepts the assignment of the Contracts and the Intangibles subject to the terms and conditions hereof, and from and after the date hereof, Assignee hereby assumes and shall be responsible for and shall perform, discharge and fulfill all of the obligations imposed on Assignee, as the owner of the Premises and the successor-in-interest to Assignor, under the Contracts, which obligations accrue after the date hereof.

4. Assignee’s Indemnification. Assignee hereby indemnifies, protects, defends and holds Assignor, Assignor’s      , the partners, officers, directors and shareholders of Assignor’s      , and all of their respective successors and assigns harmless from any and all claims, damages, losses, suits, proceedings, costs and expenses, including, without limitation, reasonable attorneys’ fees (“Losses”), both known or unknown, present and future, at law or in equity, arising out of, by virtue of, or in any way related to, the breach by Assignee of (or Assignee’s failure to timely perform) any or all of the obligations imposed on Assignee, as the owner of the Premises and the successor-in-interest to Assignor, under the Contracts, which obligations accrue after the date hereof.

5. Assignor’s Indemnification. Assignor hereby indemnifies, protects, defends and holds Assignee, Assignee’s      , the partners, officers, directors and shareholders of Assignee’s      and all of their respective successors and assigns harmless from any and all Losses, both known and unknown, present and future, at law or in equity and arising out of, by virtue of, or related in any way to, the breach by Assignor of (or Assignor’s failure to timely perform) any or all of the obligations imposed upon Assignor, as the owner of the Premises prior to the date hereof, under the Contracts, which obligations accrued on or prior to the date hereof.

6. Counterparts. This Assignment may be executed in one or more multiple counterparts, all of which, when taken together shall constitute one and the same instrument.

7. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Minnesota.

8. Partial Invalidity. The provisions hereof shall be deemed independent and severable, and the invalidity or enforceability of any one provision shall not affect the validity or enforceability of any other provision hereof.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the date first above written.

ASSIGNOR:

By:
Name:
Its:

ASSIGNEE:

By:
Name:
Its:

EXHIBIT I

BILL OF SALE

QUITCLAIM

BILL OF SALE

FOR VALUE RECEIVED, (“Seller”), hereby quitclaims unto (“Purchaser”), all of Seller’s right, title and interest, if any, in and to all Personal Property [as defined in that certain Agreement of Purchase and Sale, dated      , 20     , by and between Seller and Purchaser]. The Personal Property is quitclaimed by Seller to Purchaser on an “AS IS,” “WHERE IS,” “WITH ALL FAULTS” basis, and without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever, including, but not limited to, any warranty as to the fitness for a particular purpose or merchantability of the Personal Property, except the foregoing shall be without limitation upon any representations and warranties expressly contained in the Agreement.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of      , 20     .

SELLER:

By:
Name:
Its:

EXHIBIT J

BROKERAGE AGREEMENTS

1. Exclusive Authorization to Lease dated October 20, 2005 between CB Richard Ellis, Inc. and FirstCal 2 Industrial Leasing Manager, LLC for 7600-7688 Executive Drive, Eden Prairie, MN, as extended by letter dated June 26, 2006.

2. Exclusive Authorization to Lease dated October 19, 2005 between United Properties Brokerage, LLC and FirstCal 2 Industrial Leasing Manager, LLC for 10900 Hampshire Avenue, Bloomington, MN, as extended by letter dated October 19, 2006.

3. Exclusive Authorization to Lease dated October 19, 2006 between Paramount Real Estate Corporation and FirstCal 2 Industrial Leasing Manager, LLC for 10025 Valley View Road, Eden Prairie, MN, as extended by letter dated October 19, 2006.

4. Exclusive Authorization to Lease dated October 19, 2005 between United Properties Brokerage, LLC and FirstCal 2 Industrial Leasing Manager, LLC for 800 South Fifth Street, Hopkins, MN, as extended by letter dated February 5, 2007.

5. Exclusive Authorization to Lease dated January 15, 2007 between United Properties Brokerage, LLC and FirstCal 2 Industrial Leasing Manager, LLC for 2200 University Avenue West, St. Paul.

6. Exclusive Authorization to Lease dated April 21, 2006 between CB Richard Ellis, Inc. and FirstCal 2 Industrial Leasing Manager, LLC for Golden Hills 1, 5900 Golden Hills Drive, Golden Valley, MN, as extended by letter dated June 29, 2007.

7. Exclusive Authorization to Lease dated December 29, 2005 between CB Richard Ellis, Inc. and FirstCal 2 Industrial Leasing Manager, LLC for Golden Hills 2, 6100 Golden Hills Drive, Golden Valley, MN, as extended by letters dated June 13, 2006 and May 29, 2007.

The Brokerage Agreements described in Nos. 1-4 of this Exhibit J have, by their own terms, expired. The Brokerage Agreements described in Nos. 5-7 of this Exhibit J will, by their own terms, terminate at Closing. Therefore, no Brokerage Agreements will be assigned to Purchaser from Seller at Closing.

Furthermore, the commissions set forth on the following page shall constitute Purchaser’s Commissions.

EXHIBIT K

DEED

SPECIAL WARRANTY DEED

(reserved for recording data)

STATE DEED TAX DUE HEREON: $

Date:      , 20

FOR VALUABLE CONSIDERATION, FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a limited liability company existing under and by virtue of the laws of the State of Delaware, Grantor, hereby conveys and quitclaims to      , a(n) existing under the laws of the      , Grantee, real property in      County, Minnesota, described as follows:

See Exhibit A attached hereto and made a part hereof for legal description.

Subject to: Permitted Exceptions listed on Exhibit B attached hereto and made a part hereof, together with all hereditaments and appurtenances belonging thereto, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof, and all of the estate, right, title, interest, claim or demand whatsoever, of the Grantor, either in law or equity, of, in and to the above described premises, with the hereditaments and appurtenances: TO HAVE AND TO HOLD the said premises as above described, with the appurtenances, unto the Grantee, its heirs and assigns forever.

Grantor certifies that Grantor does not know of any wells on the described property.

And the Grantor, for itself, and its successors, does covenant, promise and agree, to and with the Grantee, its heirs and assigns, that it has not done or suffered to be done, anything whereby the said premises hereby granted are, or may be, in any manner encumbered or charged, except as herein recited; and that the said premises, against all persons lawfully claiming, or to claim the same, by, through or under it, it WILL WARRANT AND DEFEND, subject to the following exceptions: See Exhibit B

[signature page follows]

FIRSTCAL INDUSTRIAL 2 ACQUISITION, LLC, a Delaware limited liability company

By: FirstCal Industrial 2, LLC, a Delaware limited liability company, its sole member

By: FR FirstCal 2, LLC, a Delaware limited liability company, its managing member

By: First Industrial Investment, Inc., a Maryland corporation, its sole member

By:
Name:
Its:

Affix Deed Tax Stamps Here

Its:

STATE OF COUNTY OF	) ) )	SS.

The foregoing was acknowledged before me this      day of      ,      , by      an Authorized Signatory of      .

NOTARIAL STAMP OR SEAL (OR OTHER TITLE OR RANK)

NOTARY PUBLIC

THIS INSTRUMENT WAS DRAFTED BY:

WHEN RECORDED RETURN TO:

TAX STATEMENTS FOR THE REAL PROPERTY DESCRIBED IN THIS INSTRUMENT SHOULD BE SENT TO:

EXHIBIT A

EXHIBIT B